                                                                   Exhibit 10.15


                           SECOND AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT



                          Dated as of December 31, 1997


                                      among



                           PAMARCO TECHNOLOGIES, INC.
                                  PAMARCO, INC.
                               PAMARCO EUROPE LTD.
                            ARMOTEK INDUSTRIES, INC.
                         DAUPHIN GRAPHIC MACHINES, INC.
                           DIAMOND HOLDING CORPORATION

                                as the Borrowers

                                       and

                              CORESTATES BANK, N.A.

                                   as the Bank

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE 1
DEFINITIONS AND ACCOUNTING TERMS...........................................  2
         SECTION 1.1       Certain Defined Terms...........................  2
         SECTION 1.2       Accounting Terms................................ 19

ARTICLE 2
THE LOANS.................................................................. 20
         SECTION 2.1       The Revolving Credit............................ 20
         SECTION 2.2       Making Advances under the Revolving
                           Credit.......................................... 22
         SECTION 2.3       [INTENTIONALLY OMITTED]......................... 23
         SECTION 2.4       [INTENTIONALLY OMITTED]......................... 23
         SECTION 2.5       [INTENTIONALLY OMITTED]......................... 23
         SECTION 2.6       Second Term Loan................................ 23
         SECTION 2.7       Acquisition Loan................................ 24
         SECTION 2.8       Making Equipment Advances and
                           Acquisition Advances............................ 27
         SECTION 2.9       Fees............................................ 29
         SECTION 2.10      Interest........................................ 29
         SECTION 2.11      Computation of Interest and Fees................ 32
         SECTION 2.12      Payments........................................ 32
         SECTION 2.13      Payment on Non-Business Days.................... 33
         SECTION 2.14      Reimbursement to the Bank for Cost
                           Increases Imposed by Law........................ 33
         SECTION 2.15      Reimbursement to the Bank for
                           Increased Costs Due to Capital
                           Adequacy Requirements........................... 34
         SECTION 2.16      Illegality...................................... 34
         SECTION 2.17      Interest and Commissions After
                           Default......................................... 35
         SECTION 2.18      Special Provisions for LIBOR Loans
                           and Offered Rate Loans.......................... 35
         SECTION 2.19      Ineligible Interest Periods..................... 36
         SECTION 2.20      Prepayment...................................... 36
         SECTION 2.21      Availability of Rate Quotations................. 38
         SECTION 2.22      Reimbursement for Funding Loss or Per
                           Diem Carry Loss on Fixed Rate Loans............. 39
         SECTION 2.23      Currency Hedge Indemnification.................. 39

                                                                            Page
                                                                            ----


         SECTION 2.24      Currency Provisions............................. 40
         SECTION 2.25      Judgment Currency............................... 40
         SECTION 2.26      Foreign Taxes................................... 40
         SECTION 2.27      Letter of Credit Cash Collateral
                           Account......................................... 41
         SECTION 2.28      Letters of Credit............................... 41
         SECTION 2.29      Special Provisions Concerning Pamarco
                           Europe.......................................... 46

ARTICLE 3
COLLATERAL................................................................. 46
         SECTION 3.1       Effectiveness of Article 3...................... 46
         SECTION 3.2       Security Interests.............................. 47
         SECTION 3.3       Financing Statements; Certificates of
                           Title........................................... 47
         SECTION 3.4       Landlord's Waiver............................... 47
         SECTION 3.5       The Bank's Rights With Respect to
                           Accounts, Chattel Paper, Instruments
                           and General Intangibles......................... 47
         SECTION 3.6       Accounts........................................ 48
         SECTION 3.7       Chattel Paper; Letters of Credit and
                           Instruments..................................... 49
         SECTION 3.8       Equipment....................................... 49
         SECTION 3.9       Condition of Equipment.......................... 50
         SECTION 3.10      Access to Collateral and Books and
                           Records......................................... 50
         SECTION 3.11      Expenses of the Bank............................ 50
         SECTION 3.12      Notices......................................... 50
         SECTION 3.13      Insurance; Discharge of Taxes, etc.............. 50
         SECTION 3.14      Waiver and Release by the Borrowers............. 51
         SECTION 3.15      Records and Reports............................. 51
         SECTION 3.16      The Bank's Liens................................ 51
         SECTION 3.17      Application of Proceeds of Collateral........... 52
         SECTION 3.18      Continuing Collateral........................... 52

ARTICLE 4
CONDITIONS OF LENDING...................................................... 52
         SECTION 4.1       Conditions Precedent to the Third
                           Closing Date.................................... 52

                                                                            Page
                                                                            ----


         SECTION 4.2       Conditions Precedent to All
                           Disbursements................................... 54
         SECTION 4.3       Conditions to Issuance of Letters of
                           Credit.......................................... 55
         SECTION 4.4       Special Conditions Precedent for
                           Acquisition Advances............................ 55

ARTICLE 5
REPRESENTATIONS AND WARRANTIES............................................. 57
         SECTION 5.1       Existence....................................... 57
         SECTION 5.2       Authorization................................... 58
         SECTION 5.3       Validity........................................ 58
         SECTION 5.4       Financial Information........................... 58
         SECTION 5.5       Litigation...................................... 58
         SECTION 5.6       Contingent Liabilities.......................... 58
         SECTION 5.7       Taxes........................................... 59
         SECTION 5.8       Place of Business; Locations of
                           Collateral...................................... 59
         SECTION 5.9       Encumbrances.................................... 59
         SECTION 5.10      Consents........................................ 59
         SECTION 5.11      ERISA........................................... 59
         SECTION 5.12      Ownership....................................... 60
         SECTION 5.13      Subsidiaries and Ownership of Stock............. 60
         SECTION 5.14      Margin Stock.................................... 60
         SECTION 5.15      Environmental Matters........................... 60
         SECTION 5.16      Debt............................................ 61
         SECTION 5.17      Regulation U, Etc............................... 61
         SECTION 5.18      Licenses, Permits, Etc.......................... 61
         SECTION 5.19      Compliance with Laws............................ 61
         SECTION 5.20      Labor Matters................................... 61
         SECTION 5.21      Outstanding Judgments or Orders................. 61
         SECTION 5.22      No Defaults on Other Agreements................. 61
         SECTION 5.23      Full Disclosure................................. 62

ARTICLE 6
COVENANTS OF THE BORROWER.................................................. 62
         SECTION 6.1       Use of Proceeds................................. 62
         SECTION 6.2       Financial Information........................... 62
         SECTION 6.3       Insurance....................................... 63

                                                                            Page
                                                                            ----


         SECTION 6.4       Taxes........................................... 63
         SECTION 6.5       Encumbrances.................................... 63
         SECTION 6.6       Compliance with Laws............................ 64
         SECTION 6.7       Inspections and Audits by Bank.................. 64
         SECTION 6.8       Reports......................................... 65
         SECTION 6.9       ERISA........................................... 65
         SECTION 6.10      Environmental Matters........................... 68
         SECTION 6.11      Nature of Business.............................. 69
         SECTION 6.12      Regulation U.................................... 69
         SECTION 6.13      Disposal of Assets.............................. 69
         SECTION 6.14      Guarantees and other Contingent
                           Liabilities..................................... 69
         SECTION 6.15      Maintenance of Property......................... 69
         SECTION 6.16      Merger; Corporate Structure;
                           Subsidiaries.................................... 70
         SECTION 6.17      Transactions with Affiliates.................... 70
         SECTION 6.18      Current Ratio................................... 70
         SECTION 6.19      Leverage Ratio.................................. 70
         SECTION 6.20      Cash Flow Coverage Ratio........................ 70
         SECTION 6.21      Tangible Net Worth.............................. 70
         SECTION 6.22      Capital Expenditures............................ 70
         SECTION 6.24      Other Debt...................................... 71
         SECTION 6.25      Licenses, Permits............................... 71
         SECTION 6.26      Loans and Investments........................... 71
         SECTION 6.27      Change of Control............................... 71
         SECTION 6.28      RICO............................................ 71
         SECTION 6.29      Primary Operating Accounts...................... 72
         SECTION 6.30      Interest Rate Protection Contracts.............. 72
         SECTION 6.31      Special Limitations With Respect To
                           Pamarco Europe.................................. 72
         SECTION 6.32      Further Assurances.............................. 72
         SECTION 6.33      Acquisitions.................................... 72
         SECTION 6.34      Indemnification................................. 72

ARTICLE 7
DEFAULTS................................................................... 73
         SECTION 7.1       Events of Default............................... 73
         SECTION 7.2       Termination of the Commitment;
                           Acceleration.................................... 75

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


                                                                            Page
                                                                            ----


         SECTION 7.3       Remedies........................................ 76

ARTICLE 8
ADDITIONAL PROVISIONS...................................................... 77
         SECTION 8.1       No Waiver; Cumulative Remedies.................. 77
         SECTION 8.2       Notices......................................... 77
         SECTION 8.3       Costs and Expenses.............................. 78
         SECTION 8.4       Governing Law................................... 78
         SECTION 8.5       Survival of Agreements and
                           Representations; JURY WAIVER; Consent
                           to Jurisdiction................................. 78
         SECTION 8.6       Headings........................................ 79
         SECTION 8.7       Amendments...................................... 79
         SECTION 8.8       Usury........................................... 79
         SECTION 8.9       Assignments; Participations..................... 80
         SECTION 8.10      Termination Statements, etc..................... 81
         SECTION 8.11      Counterparts.................................... 81
         SECTION 8.12      Set-off......................................... 81
         SECTION 8.13      Borrowers' Obligations.......................... 81
         SECTION 8.14      Restatement..................................... 83
         SECTION 8.15      Entire Agreement................................ 83

Exhibits:

         1.1      London Reserve Asset Costs
         2.1(E)   Form of Revolving Credit Note
         2.1(G)   Form of Sublimit Change Request
         2.6(D)   Form of Second Term Loan Note
         2.7(F)   Form of Acquisition Loan Note
         2.28     Letter of Credit Documents
         5.8      Locations and Offices
         5.11     Employee Benefits Plans
         5.13     Subsidiaries and Stock Ownership
         5.15     Environmental Matters
         6.5      Security Interests

         SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, dated as of December 31, 1997 but effective as of the Third Closing Date (as such term is defined herein), among PAMARCO TECHNOLOGIES, INC. (the "Company"), a Delaware corporation, PAMARCO, INC. ("Pamarco"), a Maryland corporation, PAMARCO EUROPE LTD ("Pamarco Europe"), an English company, ARMOTEK INDUSTRIES, INC. ("Armotek"), a New Jersey corporation, DAUPHIN GRAPHIC MACHINES, INC. ("Dauphin"), a Pennsylvania corporation, and DIAMOND HOLDING CORPORATION ("Diamond"), a Georgia corporation (the Company, Pamarco, Pamarco Europe, Armotek, Dauphin, Diamond and any other Subsidiary of a Borrower which becomes a party hereto are each hereinafter referred to individually as a "Borrower" and collectively as the "Borrowers"), and CORESTATES BANK, N.A. (the "Bank"), a national banking association.

                                   BACKGROUND
                                   ----------

         The Bank and the Borrowers (excluding Diamond) executed a certain Loan and Security Agreement dated September 19, 1996 (the "Original Loan Agreement") pursuant to which the Bank made available to Borrowers (A) a revolving credit facility in the maximum principal amount of $8,500,000.00, (B) an equipment line of credit/term loan in the amount of $2,000,000.00 (the "First Equipment Loan"), and (C) a term loan in the principal amount of $9,000,000.00 (the "First Term Loan").

         The Original Loan Agreement was amended and restated pursuant to a certain Amended and Restated Loan and Security Agreement among the Borrowers and the Bank dated January 10, 1997 (the "Amended Loan Agreement") pursuant to which
(A) the maximum principal amount available under the revolving credit facility was increased to $10,500,000, (B) the Bank agreed to issue Letters of Credit under the revolving credit facility subject to the terms of the Amended Loan Agreement, (C) Diamond was added as a Borrower, and (D) the Bank make available to the Borrowers (1) a second equipment line of credit/term loan in the amount $2,000,000.00 (the "Second Equipment Loan") and (2) an additional term loan in the amount of $7,500,000.00. The Amended Loan Agreement was amended by a certain Amendment to Amended and Restated Loan and Security Agreement dated August 27, 1997 among the Bank and the Borrowers (the "First Amendment") and a Second Amendment to Amended and Restated Loan and Security Agreement dated as of September 30, 1997 among the Bank and the Borrowers (the "Second Amendment") pursuant to which the Bank agreed to make available to the Borrowers a third equipment line of credit/term loan in the amount of $2,000,000.00 (the "Third Equipment Loan").

         Prior to the effective date of this Second Amended and Restated Loan and Security Agreement (but after execution hereof), the First Equipment Loan, the Second Equipment and the First Term Loan will be repaid in full by the Borrowers.

         The Borrowers have requested that, among other things, (A) the Bank increase the revolving credit facility to $15,000,000.00, and (B) the Bank replace the Third Equipment Loan with an acquisition and equipment line/term loan facility pursuant to which the Bank will (1) permit the funding of Permitted Acquisitions (as such term is defined herein) and (2) increase the amount available to the Borrowers to $30,000,000.00. Subject to the satisfaction of the conditions precedent set forth herein, the Bank has agreed to increase the revolving credit facility, to revise the Third Equipment Loan and to otherwise amend the Amended Loan Agreement on the terms and conditions herein contained.

         Although this Agreement provides in general that all of the Borrowers are jointly and severally liable for all Liabilities as co-borrowers, the Company has advised the Bank that it would suffer certain unfavorable United States income tax consequences if Pamarco Europe assumes liability for Loans to the other Borrowers. Accordingly, the Bank has agreed to limit the liability of Pamarco Europe as described in SECTION 2.29, in order to provide the Company and all of its Subsidiaries the benefit of avoiding those tax consequences. That limitation on the liability of the Pamarco Europe is not intended to limit the liability of any other Borrower on account of Loans to Pamarco Europe.

                                    ARTICLE 1

                        DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.1 CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "ACCOUNT" means any right to payment for goods sold or leased or for services rendered which is not evidenced by an Instrument or Chattel Paper, whether or not it has been earned by performance.

         "ACQUISITION ADVANCE" has the meaning given to such term in SECTION
2.7.

         "ACQUISITION CONVERSION DATE" has the meaning given to such term in
SECTION 2.7.

         "ACQUISITION CREDIT LIMIT"  means Thirty Million Dollars.

         "ACQUISITION LOAN" has the meaning given to such term in the SECTION
2.7.

         "ACQUISITION LOAN FIXED RATE TRANCHE" means any portion of the Acquisition Loan to which the Adjusted Fixed Rate applies having the same Fixed Rate Interest Period.

         "ACQUISITION LOAN LIBOR TRANCHE" means any portion of the Acquisition Loan to which the Adjusted LIBOR Rate applies having the same LIBOR Interest Period and denominated in Dollars.

         "ACQUISITION LOAN FACILITY FEE" has the meaning given to such term in
SECTION 2.9(B).

         "ACQUISITION LOAN OFFERED RATE TRANCHE" means any portion of the Acquisition Loan to which the Adjusted Offered Rate applies and denominated in Sterling.

         "ACQUISITION LOAN PRIME RATE TRANCHE" means any portion of the Acquisition Loan to which the Adjusted Prime Rate applies.

         "ACQUISITION LOAN STERLING TRANCHE" means any portion of the Acquisition Loan to which the Adjusted LIBOR Rate applies having the same LIBOR Interest Period and denominated in Sterling.

         "ACQUISITION LOAN NOTE" has the meaning given to such term in SECTION 2.7.

         "ADJUSTED FIXED RATE" has the meaning given to such term in SECTION
2.10.

         "ADJUSTED LIBOR RATE" means an annual rate equal to the LIBOR Rate as adjusted pursuant to the definition of the Applicable Margin.

         "ADJUSTED OFFERED RATE" has the meaning given to such term in SECTION 2.10.

         "ADJUSTED PRIME RATE" has the meaning given to such term in SECTION
2.10.

         "AFFILIATE" of a Person (identified in this definition as "Z") means any other Person, except for any Subsidiary of Z, directly or indirectly controlling or controlled by or under direct or indirect common control with Z. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have the meanings correlative to the foregoing.

         "AGREEMENT" means the Amended Loan Agreement, as amended by the First Amendment, the Second Amendment, as amended herein, and as further modified or amended from time to time.

         "AMENDED LOAN AGREEMENT" has the meaning given to such term in the Background section hereof.

         "AMOUNT OF UNFUNDED BENEFIT LIABILITIES" has the meaning given to such term in Section 4001(a)(18) of ERISA.

         "APPLICABLE LIBOR RATE" means the rate per annum for the offering to leading banks in the London interbank market of Dollar deposits (or, if applicable, deposits in Sterling) in immediately available funds for a period comparable to the remaining Interest Period for the LIBOR Loan being prepaid determined by the Bank on the basis of quotations published in the WALL STREET JOURNAL (or comparable source) on the date of prepayment.

         "APPLICABLE MARGIN" means, (A) with respect to Prime Rate Loans, the Prime Rate minus 1.00%, (B) with respect to LIBOR Loans, the LIBOR Rate plus 0.75, (C) with respect to Fixed Rate Loans, the Fixed Rate plus 0.75%, and (D) with respect to Offered Rate Loans, the Prevailing Sterling Offered Rate plus 0.75%, and (D) PROVIDED THAT from and after March 31, 1998, the foregoing shall continue in effect unless otherwise specified in accordance with the table and text below:



If the Cash Flow                    Then the Applicable Margin is:
Coverage Ratio is:                  Prime Rate Loans:                              Libor Loans:                Fixed Rate Loans:
------------------                  -----------------                              ------------                -----------------

greater than or equal
to 2.5:1.0                          Prime Rate minus 1.00%                         LIBOR Rate plus 0.75%       Fixed Rate plus 0.75%

greater than or equal
to 1.3:1.0 but less than
2.5:1.0                             Prime Rate minus 0.50%                         LIBOR Rate plus 1.25%       Fixed Rate plus 1.75%


If the Cash Flow                    Then the Applicable Margin is:
Coverage Ratio Is:                  Offered Rate Loans:

greater than or equal
to 2.5:1.0                          Prevailing Sterling Offered Rate plus 0.75%

greater than or equal
to 1.3:1.0 but less than
2.5:1.0                             Prevailing Sterling Offered Rate plus 1.25%



The calculation of the Applicable Margin pursuant to the above table shall be made quarterly, commencing with the fiscal quarter ending March 31, 1998, and shall be based upon the Consolidated financial statements of the Borrowers for such period. In the event that the Applicable Margin changes, such change shall become effective, for all Loans then existing or thereafter made, as of the first day of the fiscal quarter immediately following the fiscal period measured to determine the Applicable Margin.

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



The Applicable Margin, once reset, shall be effective for no less than ninety
(90) days. The parties hereto acknowledge that the foregoing will result in a retroactive adjustment to the Interest Rates hereunder.

         "APPLICABLE TREASURY BOND OBLIGATION(S)" means the debt obligation(s) of the United States Treasury having a maturity date(s) nearest in time to the maturity date(s) of the principal being prepaid and the maturity date(s) and yield(s) to maturity of such Applicable Treasury Bond Obligation(s) shall be determined by the Bank in its sole discretion on the basis of quotations published in the WALL STREET JOURNAL (or comparable source) on the date of prepayment.

         "ARMOTEK" has the meaning given to such term in the introductory paragraph hereof.

         "ARMOTEK SUBLIMIT" means Five Hundred Thousand Dollars ($500,000.00).

         "ASSESSMENT RATE" means, for any elected LIBOR Interest Period for any LIBOR Loan, the actual rate (rounded upwards, if necessary, to the nearest 1/100 of 1%) at which premiums for deposit insurance (if any) are then charged during such LIBOR Interest Period to the Bank for Dollar time deposits with the Bank at its London branch.

         "BANK" has the meaning given to such term in the introductory paragraph hereof.

         "BOOKS AND RECORDS" has the meaning given to such term in SECTION 3.2.

         "BORROWER" and "BORROWERS" have the meanings given to such terms in the introductory paragraph hereof.

         "BORROWER'S SUBLIMIT" shall mean, with respect to Armotek, the Armotek Sublimit, with respect to the Company, the Credit Limit, with respect to Dauphin, the Dauphin Sublimit, with respect to Diamond, the Diamond Sublimit, with respect to Pamarco, the Pamarco Sublimit, and, with respect to Pamarco Europe, the Pamarco Europe Sublimit.

         "BRADFORD VENTURES GROUP" means Bradford Venture Partners, L.P., Overseas Equity Investor Partners, L.P., and Bradford Special Situations, L.P.

         "BUSINESS DAY" means any day other than a Saturday, Sunday, or other day on which commercial banks in Middlesex County, New Jersey are authorized or required to close under the laws of the State of New Jersey.

         "CAPITAL ASSET" means any property or asset (real, personal or mixed, tangible or intangible) which is of a kind subject to an allowance for depreciation or amortization under GAAP.

         "CAPITAL EXPENDITURES" means any expenditures made or cost incurred by the Borrowers whether paid or due and owing, for the acquisition, purchase, alteration or improvement of any Capital Asset and shall include, without limitation, all capital expenditures within the meaning of Section 263 of the Code and the regulations promulgated thereunder.

         "CASH EQUIVALENTS" means at any date: (A) demand deposits, time deposits or certificates of deposit at the Bank or at any commercial bank organized under the laws of the United States of America or any state thereof, having combined capital and surplus of not less than $500,000,000.00,; (B) obligations backed by the full faith and credit of the United States of America or an agency thereof maturing not in excess of one year from the date of acquisition; and (C) commercial paper which is rated A-1 (or better) by Standard & Poor's Corporation or P-1 (or better) by Moody's Investor Services, Inc.

         "CASH FLOW COVERAGE RATIO" means the ratio of (A) Net Income plus depreciation plus amortization minus dividends (if permitted to be deducted in accordance with the proviso set forth below) plus interest expense to (B) interest expense plus Current Maturities, all as calculated for the Borrowers on a Consolidated basis for the immediately preceding four fiscal quarters excluding Current Maturities which shall be calculated for the Borrowers on a Consolidated basis for the immediately succeeding four fiscal quarters, PROVIDED HOWEVER THAT, no such dividend or distribution shall be deducted for the purposes of calculating this Cash Flow Coverage Ratio unless: (1) the Borrowers were permitted to make such dividend pursuant to this Agreement, and (2) such dividend was paid in cash during the applicable period.

         "CERCLA" means the federal Comprehensive Environmental Response, Compensation, and Liability Act, as amended from time to time.

         "CHATTEL PAPER" means a writing or writings which evidence both a monetary obligation and a security interest in or a lease of specific goods, but a charter or other contract involving the use or hire of a vessel is not chattel paper. When a transaction is evidenced both by a security agreement or a lease and by an instrument or a series of instruments, the group of writings taken together constitutes chattel paper.

         "CLOSING DATE" means September 19, 1996.

         "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

         "COLLATERAL" means all property, assets and other interests of the Borrowers which may serve as collateral under ARTICLE 3 hereof or otherwise.

         "COMPANY" has the meaning given to such term in the introductory paragraph hereof.

         "CONSOLIDATED" refers to the consolidation of the accounts of the Borrowers and their Subsidiaries in accordance with GAAP, including principles of consolidation.

         "CONSOLIDATING" refers to the separate entity reporting and consolidation of the accounts of the Borrowers and their Subsidiaries in accordance with GAAP.

         "CONTROLLED GROUP" means a group of employers, of which a Borrower is a member and which group constitutes:

                  (A) a controlled group of corporations (as defined in ss.414(b) of the Code and the Department of the Treasury regulations thereunder); or

                  (B) trades or businesses (whether or not incorporated) which are under common control (as defined in Section 414(c) of the Code and the Department of the Treasury regulations thereunder); or

                  (C) trades or businesses (whether or not incorporated) which constitute an affiliated service group (as defined in Section 414(m) of the Code and the Department of the Treasury regulations thereunder); or

                  (D) any other entity required to be aggregated with any Borrower pursuant to Section 414(o) of the Code and the Department of the Treasury regulations thereunder.

        "CONVERTED ACQUISITION LOAN" has the meaning given to such term in
SECTION 2.7.

        "CONVERTED ACQUISITION LOAN MATURITY DATE" has the meaning given to such term in SECTION 2.7.

        "CONVERTED EQUIPMENT LOAN" has the meaning given to such term in SECTION 2.7.

        "CONVERTED EQUIPMENT LOAN MATURITY DATE" has the meaning given to such term in SECTION 2.7.

        "CREDIT LIMIT" means Fifteen Million Dollars ($15,000,000.00) less any reduction of the unutilized principal of the Revolving Credit in accordance with
SECTION 2.1(D).

        "CREDIT OBLIGATION" means any obligation for the payment of borrowed money or the installment purchase price of property either individually or in the aggregate in excess of $500,000.00.

        "CURRENT ASSETS" means cash, Cash Equivalents, Accounts and Inventory, PROVIDED THAT other GAAP defined current assets will be included herein at the sole discretion of the Bank.

        "CURRENT LIABILITIES" means all current liabilities of the Borrowers on a Consolidated basis that would, in accordance with GAAP be classified as current liabilities of the Borrowers on a Consolidated basis.

        "CURRENT MATURITIES" means current maturities of long term debt (including capitalized lease obligations).

        "CURRENT RATIO" means, for the Borrowers on a Consolidated basis, the ratio of (A) Current Assets to (B) Current Liabilities.

        "DAUPHIN" has the meaning given to such term in the introductory paragraph hereof.

        "DAUPHIN SUBLIMIT" means Four Million Five Hundred Thousand Dollars ($4,500,000.00).

        "DEFAULT" means and refers to any event, act or occurrence, which with the passing of time or the giving of notice or both, would constitute an Event of Default.

        "DEFAULT RATE" with respect to each Loan, means the higher of (A) 2% plus the per annum Interest Rate in effect immediately prior to an Event of Default, or (B) the Adjusted Prime Rate plus 2%.

        "DEFINED BENEFIT PENSION PLAN" means a defined benefit plan (other than a Multiemployer Plan) as defined in Section 3(35) of ERISA.

        "DEFINED CONTRIBUTION PLAN" means an individual account plan as defined in Section 3(34) of ERISA.

        "DEP" means the Department of Environmental Protection of the State of New Jersey.

        "DIAMOND" has the meaning given to such term in the introductory paragraph hereof.

        "DIAMOND SUBLIMIT" means One Million Dollars ($1,000,000.00).

        "DOCUMENT" means: (A) bills of lading, dock warrants, dock receipts, warehouse receipts or orders for the delivery of goods, and also any other document which in the regular course of business or financing is treated as adequately evidencing that the person in possession of such document is entitled to receive, hold and dispose of the document and the goods it covers; and (B) a receipt of a kind described in subsection (2) of 12A:7-201 of the UCC. To be a document of title a document must purport to be issued by or addressed to a bailee and cover goods in the bailee's possession which are either identified or fungible portions of an identified mass.

        "DOCUMENTARY LETTER OF CREDIT" means a documentary letter of credit issued by the Bank at the request of any Borrower pursuant to SECTION 2.28 for the sole purpose of securing such Borrower's payment obligation owed for the purchase of Eligible Inventory.

        "DOLLARS", "U.S. DOLLARS" and the symbols "$" and "U.S.$" mean lawful currency of the United States of America.

        "EFFECTIVE DATE" means, for a LIBOR Loan, the date a Borrower designates as the date on which a LIBOR Interest Period is to commence pursuant to SECTIONS 2.2, 2.7 OR 2.10 hereof, for a Fixed Rate Loan, the date a Borrower designates as the date on which a Fixed Rate Interest Period is to commence pursuant to
SECTION 2.10 hereof, and for an Offered Rate Loan, the date a Borrower designates as the date on which an Offered Rate Interest Period is to commence pursuant to SECTIONS 2.2, 2.7 OR 2.10 hereof.

        "EMPLOYEE BENEFIT PLAN" has the meaning given to such term in
Section 3(3) of ERISA.

        "ENVIRONMENTAL LAW" means any applicable law including without limitation treaties, directives, statutes, ordinances, regulations, rules, standards, permits or requirements, including but not limited to those statutes, ordinances, laws, regulations, rules, standards, permits and requirements promulgated under the laws of the United States of America or any other nation, concerning or relating to the protection of health and the environment together with any judicial or administrative interpretation thereof and the decisions, resolutions and judgments of any court, tribunal or governmental authority in connection therewith.

        "EQUIPMENT" means goods used or bought for use primarily in business (including farming or a profession) or by a debtor who is a non-profit organization or a governmental subdivision or agency or if the goods are not included in the definitions of inventory, farm products or consumer goods.

        "EQUIPMENT ADVANCE" has the meaning given to such term in SECTION 2.7.

        "EQUIPMENT CONVERSION DATE" has the meaning given to such term in
SECTION 2.7.

        "EQUIPMENT SUBLIMIT" means Two Million Dollars ($2,000,000.00).

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations thereunder.

        "EUROCURRENCY RESERVE REQUIREMENT" means, for any LIBOR Loan for any LIBOR Interest Period or for any Offered Rate Loan for any Offered Rate Interest Period relating thereto, the daily average of the stated maximum rate (expressed as a decimal) at which reserves (including any marginal, supplemental, or emergency reserves) are required to be maintained during such Interest Period under Regulation D by a member bank of the Federal Reserve System against "Eurocurrency liabilities" (as such term is used in Regulation D) but without benefit of or credit for proration, exemptions, or offsets that might otherwise be available to such member bank from time to time under Regulation D, PROVIDED HOWEVER THAT with respect to any Loans denominated in Sterling the Eurocurrency Reserve Requirement shall be calculated in accordance with EXHIBIT 1.1 hereof. Without limiting the effect of the foregoing, the Eurocurrency Reserve Requirement shall reflect any other reserves required to be maintained by such member bank against (A) any category of liabilities which includes deposits by reference to which the LIBOR Rate for LIBOR Loans of the Prevailing Sterling Offered Rate for Offered Rate Loans is to be determined or (B) any category of extension of credit or other assets that include LIBOR Loans or Offered Rate Loans.

        "EVENT OF DEFAULT" has the meaning given to such term in SECTION 7.1.

        "FEES" means all payments except for interest and principal which the Borrowers are required to make to the Bank hereunder and shall include, without limitation, amounts owing in connection with any prepayment under any LIBOR Loan or Fixed Rate Loan, the Revolving Credit Facility Fee, the Acquisition Loan Facility Fee, and any amounts payable pursuant to SECTION 8.3.

        "FIRST AMENDMENT" has the meaning given to such term in the Background section hereof.

        "FIRST EQUIPMENT LOAN" has the meaning given to such term in the Background section hereof.

        "FIRST TERM LOAN" has the meaning given to such term in the Background section hereof.

        "FIXED AND FLOATING CHARGE" means the Fixed and Floating Charge which may be filed against the Equipment of Pamarco Europe located in England.

        "FIXED RATE" means, for each Fixed Rate Loan, the rate per annum determined by the Bank based on the obligations of the United States Treasury having a maturity date nearest in time to the last day of the Fixed Rate Interest Period for such Fixed Rate Loan as determined by the Bank in its sole discretion on the basis of quotations published in the WALL STREET JOURNAL (or comparable source) on or about the date the rate is to be determined.

        "FIXED RATE INTEREST PERIOD" for a Fixed Rate Loan means a period of time, beginning on an Effective Date, of one, two, three, four, five, six or seven years, selected by a Borrower by telephone or in writing (and if by telephone, confirmed by such Borrower the same day by facsimile), during which period the Interest Rate for such Fixed Rate Loan is to be the Adjusted Fixed Rate.

        "FIXED RATE LOAN" means any Second Term Loan Fixed Rate Tranche and any Acquisition Loan Fixed Rate Tranche.

        "FIXTURES" means goods which become so related to particular real estate that an interest in them arises under real estate law.

        "FUNDING LOSS" has the meaning given to such term in SECTION 2.22.

        "GAAP" means generally accepted accounting principles, consistently applied.

        "GENERAL INTANGIBLE" means any personal property (including things in action) other than goods, Accounts, Chattel Paper, Documents, Instruments and money.

        "GOVERNMENTAL APPROVALS" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to all governmental bodies, domestic or foreign.

        "INSTRUMENT" means a negotiable instrument (defined in 12A:3-104 of the UCC) or a certificated security (defined in 12A:8-102 of the UCC) or any other writing which evidences a right to the payment of money and is not itself a security agreement or lease and is of a type which is in the ordinary course of business transferred by delivery with any necessary indorsement or assignment.

        "INTEREST PERIOD" means a LIBOR Interest Period or any period during which the Interest Rate is the Adjusted Prime Rate or any Fixed Rate Interest Period or any Offered Rate Interest Period, as appropriate.

        "INTEREST RATE" means the Adjusted LIBOR Rate, the Adjusted
Prime Rate, the Adjusted Fixed Rate, the Adjusted Offered Rate or the Default Rate, as appropriate.

        "INTEREST RATE PROTECTION CONTRACTS" means all contracts and agreements entered into by the Borrowers which provide the Borrowers with an interest rate cap on, or an interest rate swap for LIBOR Loans having a LIBOR Interest Period of one year or more and Fixed Rate Loans.

        "INVENTORY" means goods held by a person who holds them for sale or lease or to be furnished under contracts of service or if he has so furnished them, or raw materials, work in process or materials used or consumed in a business.

        "LANDLORD'S WAIVER" has the meaning given to such term in SECTION 3.4.

        "LETTER OF CREDIT" means any Letter of Credit issued by the Bank pursuant to SECTION 2.28.

        "LETTER OF CREDIT CASH COLLATERAL ACCOUNT" has the meaning given to such term in SECTION 2.27.

        "LETTER OF CREDIT LIABILITY" means, at any date of determination, the sum of (A) the maximum aggregate amount which is or at any time thereafter may become available for drawing under all Letters of Credit then outstanding PLUS
(B) the aggregate amount of all drawings under Letters of Credit which have not theretofore been reimbursed by Borrowers. For purposes hereof, Letters of Credit on which a draw has not been received shall be deemed outstanding for a period of 30 Business Days after the expiration date thereof.

        "LETTER OF CREDIT SUBLIMIT" means Seven Million Five Hundred Thousand Dollars ($7,500,000.00).

        "LEVERAGE RATIO" means the ratio of (A) Total Debt to (B) the sum of Tangible Net Worth plus Subordinated Debt.

        "LIABILITIES" means all of the Borrowers' joint and several obligations under this Agreement and/or any of the other Loan Documents and the payment of all other liabilities of the Borrowers or any of them to the Bank, whether absolute or contingent, matured or unmatured, direct or indirect, similar or dissimilar, due or to become due or heretofore or hereafter contracted or acquired, however and wherever arising and whether or not arising hereunder, under any of the other Loan Documents, or in connection with any of the transactions described herein or therein, subject with respect to Pamarco Europe to the limitations contained in SECTION 2.29 hereof.

        "LIBOR INTEREST PERIOD" for a LIBOR Loan means a period of time, beginning on an Effective Date, of 30, 60, 90 or 180 days, one year, two years, three years, four years or five years, or 7 days for a Revolving Credit Sterling Tranche only, in length selected by a Borrower by telephone or in writing (and if by telephone, confirmed by such Borrower the same day by facsimile), during which the Interest Rate for such LIBOR Loan is the Adjusted LIBOR Rate. If a LIBOR Interest Period would otherwise end on a day that is not a Business Day, such LIBOR Interest Period shall be extended to the next Business Day, unless such Business Day would fall in the next calendar month, in which event such LIBOR Interest Period shall end on the immediately preceding Business Day.

        "LIBOR LOAN" means any Revolving Credit LIBOR Advance, any Revolving Credit Sterling Advance, any Second Term Loan LIBOR Tranche, any Acquisition Loan LIBOR Tranche, or any Acquisition Loan Sterling Tranche.

        "LIBOR RATE" means, for each LIBOR Loan, the rate per annum (rounded upwards, if necessary, to the nearest 1/16th of 1%) determined by the Bank according to the following formula:

                          R =   X   + Z
                              -----
                               1-Y

           where          R = LIBOR Rate
                          X = London Interbank Offered Rate for such LIBOR
                              Loan for the applicable LIBOR Interest Period
                          Y = Eurocurrency Reserve Requirement for such LIBOR
                              Loan for the applicable LIBOR Interest Period
                          Z = the Assessment Rate (if applicable).

        "LOAN" means any Revolving Credit Advance, the Second Term Loan, any Acquisition Advance, any Equipment Advance, any Converted Acquisition Loan or any Converted Equipment Loan.

        "LOANS" means, collectively, the Revolving Credit, the Second Term Loan and the Acquisition Loan.

        "LOAN DOCUMENTS" means this Agreement, the Notes, after the occurrence of a Trigger Event, the Security Documents, and all other documents executed and delivered by the Borrowers in connection herewith.

        "LONDON BUSINESS DAY" means any Business Day on which commercial banks are open for international business (including dealing in Dollar deposits) in London, England, and Philadelphia, Pennsylvania.

        "LONDON INTERBANK OFFERED RATE" applicable to any elected LIBOR Interest Period for a LIBOR Loan means

                  (A) for LIBOR Loans (excluding Revolving Credit Sterling Advances) the rate per annum (rounded upwards, if necessary, to the nearest 1/16th of 1%) quoted by the principal London branch of the Bank two London Business Days prior to the first day of such LIBOR Interest Period for the offering from leading banks in the London interbank market of Dollar deposits in immediately available funds for a period, and in an amount, comparable to the LIBOR Interest Period and principal amount of the LIBOR Loan which shall be made by the Bank and/or be outstanding during such LIBOR Interest Period, or

                  (B) in the case of a Revolving Credit Sterling Advance, the rate per annum (rounded upwards, if necessary, to the nearest 1/16th of 1%) quoted by the principal London branch of the Bank two London Business Days prior to the first day of such LIBOR Interest Period for the offering from leading banks in the London interbank market of deposits in Sterling in immediately available funds for a period, and in an amount, comparable to the LIBOR Interest Period and principal amount of the Revolving Credit Sterling Advance which shall be made by the Bank and/or be outstanding during such LIBOR Interest Period.

        "MARGIN STOCK" has the same meaning that Regulation U of the Board of Governors of the Federal Reserve System gives to that term.

        "MATERIAL ADVERSE EFFECT" means a material adverse effect on the assets, properties, financial condition, operations, or business of the Borrowers, taken as a whole, or on the ability of the Borrowers to comply with their obligations under any of the Loan Documents.

        "MULTIEMPLOYER PLAN" has the meaning given to such term in
Section 4001(a)(3) of ERISA.

        "NET INCOME" means net profit after taxes.

        "NOTES" means, collectively, the Revolving Credit Note, the Second Term Loan Note and the Acquisition Loan Note.

        "OFFERED RATE INTEREST PERIOD" for an Offered Rate Loan means a period of time, beginning on an Effective Date, of 1 through 6 days in length selected by a Borrower by telephone or in writing (and if by telephone, confirmed by such Borrower the same day by facsimile), during which the Interest Rate for such Offered Rate Loan is the Adjusted Offered Rate.

        "OFFERED RATE LOAN" means any Revolving Credit Offered Rate Advance, any Equipment Advance Offered Rate Tranche and any Acquisition Loan Offered Rate Tranche.

        "OPERATING ACCOUNT" has the meaning given to such term in SECTION 2.2.

        "ORIGINAL LOAN AGREEMENT" has the meaning given to such term in the Background section hereof.

        "PAMARCO" has the meaning given to such term in the introductory paragraph hereof.

        "PAMARCO SUBLIMIT" means Two Million Five Hundred Thousand Dollars ($2,500,000.00).

        "PAMARCO EUROPE" has the meaning given to such term in the introductory paragraph hereof.

        "PAMARCO EUROPE SUBLIMIT" means Two Million Dollars ($2,000,000.00).

        "PARTICIPANT" has the meaning given to such term in SECTION 8.9.

        "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

        "PER DIEM CARRY LOSS" has the meaning given to such term in SECTION
2.20.

        "PERMITTED ACQUISITION" means the acquisition of substantially all of the assets or capital stock or other equity interests of a business which is engaged in substantially the same line of business as a Borrower or a business complementary to the business of a Borrower as reasonably determined by the Bank.

        "PERMITTED ENCUMBRANCES" means those liens or encumbrances on the assets of the Borrowers permitted pursuant to SECTION 6.5.

        "PERSON" means any individual, corporation, partnership, joint venture, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

        "PLAN" means an Employee Benefit Plan or other plan maintained for employees of a Borrower or any member of any Borrower's Controlled Group and covered by ERISA.

        "PREVAILING STERLING OFFERED RATE" means, for each Offered Rate Loan, the rate per annum (rounded upwards, if necessary, to the nearest 1/16th of 1%) quoted by the principal London branch of the Bank on the first day of such Offered Rate Interest Period based on rates quoted by brokers of recognized standing or the clearing banks in the United Kingdom contacted by the London branch of the Bank for funds transactions for a period, and in an amount, comparable to the Offered Rate Interest Period and principal amount of the Offered Rate Loan which shall be made by the Bank and/or be outstanding during such Offered Rate Interest Period divided by a number equal to 1 minus the Eurocurrency Reserve Requirement (if any).

        "PRIME RATE" means for each day, the lending rate set by the Bank from time to time for purposes of fixing interest rates on various categories of loans which the Bank determines are to be tied to such Prime Rate. The Prime Rate is not necessarily the lowest rate of interest which the Bank charges any of its customers.

        "PRIME RATE LOAN" means any Revolving Credit Prime Rate Advance, the Second Term Loan Prime Rate Tranche and the Acquisition Loan Prime Rate Tranche.

        "PROCEEDS" means whatever is received upon the sale, exchange, collection or other disposition of collateral or proceeds. Insurance payable by reason of loss or damage to the collateral is proceeds.

        "PROHIBITED TRANSACTION" has the meaning given to such term in Section 406 of ERISA, Section 4975(c) of the Code and any Treasury regulations issued thereunder.

        "PURCHASER" means a buyer of goods from any Borrower or a customer for whom services have been rendered or materials furnished by any Borrower.

        "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System as amended or supplemented from time to time.

        "REIMBURSEMENT DATE" has the meaning given to such term in SECTION 2.28(C).

        "REORGANIZATION" has the meaning given to such term in Section 4241 of ERISA.

        "REPORTABLE EVENT" has the meaning given to such term in Section 4043(b) of ERISA.

        "REVOLVING CREDIT" has the meaning given to such term in the SECTION 2.1(A).

        "REVOLVING CREDIT ADVANCE" has the meaning given to such term in SECTION 2.1(A).

        "REVOLVING CREDIT FACILITY FEE" has the meaning given to such term in
SECTION 2.9.

        "REVOLVING CREDIT LIBOR ADVANCE" means any portion of the Revolving Credit Advances to which the Adjusted LIBOR Rate applies having the same LIBOR Interest Period and denominated in Dollars.

        "REVOLVING CREDIT NOTE" has the meaning given to such term in SECTION
2.1.

        "REVOLVING CREDIT OFFERED RATE ADVANCE" means any portion of the Revolving Credit Advances to which the Adjusted Offered Rate applies having the same Offered Rate Interest Period and denominated in Sterling.

        "REVOLVING CREDIT PRIME RATE ADVANCE" means any portion of the Revolving Credit Advances to which the Adjusted Prime Rate applies.

        "REVOLVING CREDIT STERLING ADVANCE" means any portion of the Revolving Credit Advances to which the Adjusted LIBOR Rate applies having the same LIBOR Interest Period and denominated in Sterling.

        "RICO" means the Racketeer Influenced and Corrupt Organization Act, as amended by the Comprehensive Act of 1984, 18 U.S.C. Sections 1961-68.

        "SECOND AMENDMENT" has the meaning given to such term in the Background section hereof.

        "SECOND CLOSING DATE" means January 10, 1997.

        "SECOND EQUIPMENT LOAN" has the meaning given to such term in the Background Section hereof.

        "SECOND TERM LOAN" has the meaning given to such term in the Background Section hereof.

        "SECOND TERM LOAN FIXED RATE TRANCHE" means any portion of the Second Term Loan to which the Adjusted Fixed Rate applies having the same Fixed Rate Interest Period.

        "SECOND TERM LOAN LIBOR TRANCHE" means any portion of the Second Term Loan to which the Adjusted LIBOR Rate applies having the same LIBOR Interest Period.

        "SECOND TERM LOAN MATURITY DATE" means January 10, 2004.

        "SECOND TERM LOAN NOTE" has the meaning given to such term in SECTION
2.6.

        "SECOND TERM LOAN PRIME RATE TRANCHE" means any portion of the Second Term Loan to which the Adjusted Prime Rate applies.

        "SECURITY DOCUMENTS" means the Fixed and Floating Charge and the Uniform Commercial Code financing statements executed by Borrowers, together with any other document, including without limitation any other document for filing or otherwise, necessary to perfect the Bank's security interest in the Collateral upon the occurrence of a Trigger Event.

        "STANDBY LETTER OF CREDIT" means a standby letter of credit issued by the Bank at the request of a Borrower pursuant to SECTION 2.28.

        "STERLING" means the lawful currency of the United Kingdom of Great Britain and Northern Ireland.

        "STOCK PURCHASE AGREEMENT" means that certain Stock Purchase Agreement dated January 10, 1997 among the Company, Max Gysin and Diamond.

        "SUBORDINATED DEBT" means all indebtedness for borrowed money of the Borrowers or any of them now or hereafter owed which indebtedness is subordinated to the Liabilities.

        "SUBSIDIARY" of a Person means any corporation or other entity, more than 50% of the voting capital stock or other ownership interests of which is owned, directly or indirectly, by such Person or, in the case of a Subsidiary located in England, shall mean a subsidiary as that term is defined and explained by Section 73b of the Companies Act 1995.

        "TANGIBLE ASSETS" means all assets of the Borrowers on a Consolidated basis that would, in accordance with GAAP, be classified as tangible assets of the Borrowers on a Consolidated basis less any amount due from Subsidiaries or Affiliates not otherwise eliminated by such consolidation.

        "TANGIBLE NET WORTH" means the amount by which Tangible Assets exceed Total Liabilities.

        "TERMINATION DATE" means the earlier of (A) the third anniversary of the Third Closing Date or (B) the date on which the Bank's obligation to make Revolving Credit Advances, Equipment Advances and Acquisition Advances hereunder is terminated in whole pursuant to the terms of this Agreement.

        "THIRD CLOSING DATE" means the Business Day on which all of the conditions precedent contained in SECTION 4.1 are satisfied.

        "THIRD EQUIPMENT LOAN" has the meaning given to such term in the Background section hereof.

        "TOTAL DEBT" means Total Liabilities minus Subordinated Debt.

        "TOTAL LIABILITIES" means the sum of (A) all liabilities of the Borrowers on a Consolidated basis that would, in accordance with GAAP, be classified as liabilities of the Borrowers on a Consolidated basis plus (B) all obligations of the Borrowers on a Consolidated basis with respect to contingent liabilities not otherwise classified as liabilities pursuant to (A), above, including without limitation, the Letter of Credit Liability.

        "TRIGGER EVENT" has the meaning given to such term in SECTION 3.1.

        "UCC" means the New Jersey Uniform Commercial Code as in effect from time to time.

        "WITHDRAWAL LIABILITY" has the meaning given to such term in Section 4201 of ERISA.

SECTION 1.2 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed, and all financial data submitted pursuant to this Agreement shall be prepared, in accordance with GAAP.


                                    ARTICLE 2

                                    THE LOANS

SECTION 2.1 THE REVOLVING CREDIT. (A) Subject to the terms and conditions set forth in this Agreement, the Bank shall extend to the Borrowers a revolving credit facility in the maximum principal amount of Fifteen Million Dollars ($15,000,000.00) (the "Revolving Credit") pursuant to which the Bank shall advance to the Borrowers, from time to time during the period from the Third Closing Date to and including the Termination Date, such sums as the Borrowers may request (each such sum, a "Revolving Credit Advance"); PROVIDED THAT, (1) the Revolving Credit Advances (including the Dollar equivalent of any Revolving Credit Sterling Advances and Revolving Credit Offered Rate Advances) to Pamarco Europe plus any Letter of Credit Liability relating to Letters of Credit issued for the account of Pamarco Europe shall at no time exceed the Pamarco Europe Sublimit; (2) Revolving Credit Advances to Pamarco plus any Letter of Credit Liability relating to Letters of Credit issued for the account of Pamarco shall at no time exceed the Pamarco Sublimit; (3) Revolving Credit Advances to Armotek plus any Letter of Credit Liability relating to Letters of Credit issued for the account of Armotek shall at no time exceed the Armotek Sublimit; (4) Revolving Credit Advances to Dauphin plus any Letter of Credit Liability relating to Letters of Credit issued for the account of Dauphin shall at no time exceed the Dauphin Sublimit; (5) Revolving Credit Advances to Diamond plus any Letter of Credit Liability relating to Letters of Credit issued for the account of Diamond shall at no time exceed the Diamond Sublimit; and (6) the total Revolving Credit Advances (including the Dollar equivalent of any Revolving Credit Sterling Advances and Revolving Credit Offered Rate Advances, if any) plus the Letter of Credit Liability shall not at any time exceed the Credit Limit. If the total Revolving Credit Advances (including the Dollar equivalent of any Revolving Credit Sterling Advances and Revolving Credit Offered Rate

Advances, if any) plus the Letter of Credit Liability at any time exceeds the Credit Limit, the Borrowers shall immediately repay the amount of the excess, together with accrued interest thereon and any amount which may be due pursuant to SECTION 2.20 on account of such payment. If, at any time, the aggregate Letter of Credit Liability exceeds the Letter of Credit Sublimit, the Borrowers shall pledge to the Bank cash collateral in an amount equal to the amount by which such Letter of Credit Liability exceeds the Letter of Credit Sublimit, which cash collateral shall be deposited and held by Lender in the Letter of Credit Cash Collateral Account. The Borrowers shall use the Revolving Credit for working capital purposes.

        (B) The Borrowers have commenced paying and shall continue to pay interest on the principal amount of the Revolving Credit outstanding from time to time at the Interest Rate applicable to each Revolving Credit Advance in accordance with SECTION 2.10 hereof. On the Termination Date, the Borrowers shall repay all Revolving Credit Advances plus any drawings under Letters of Credit which have not been previously reimbursed by the Borrowers plus all accrued and unpaid interest thereon, the accrued and unpaid Revolving Credit Facility Fee and any other amount due in connection with the Revolving Credit. On the Termination Date, if there remain any unexpired Letters of Credit on such date, the Borrowers shall deposit into the Letter of Credit Cash Collateral Account an amount equal to such Letter of Credit Liability as determined by Lender in its sole discretion.

        (C) Each Revolving Credit Advance shall be in an aggregate amount of Twenty Thousand Dollars ($20,000.00) (or the equivalent in Sterling with respect to Revolving Credit Sterling Advances or Revolving Credit Offered Rate Advances) or integral multiples of Five Thousand Dollars ($5,000.00) in excess thereof (or the equivalent in Sterling with respect to Revolving Credit Sterling Advances or Revolving Credit Offered Rate Advances).

        (D) At any time and from time to time, upon at least three (3) Business Days written notice to the Bank, the Borrowers may reduce by Fifty Thousand Dollars ($50,000.00) or integral multiples of Five Thousand Dollars ($5,000.00) in excess of such amount, or terminate entirely, the unutilized portion of the Revolving Credit, PROVIDED HOWEVER THAT, while any Letters of

Credit remain outstanding the Borrowers shall not be permitted to terminate the Revolving Credit in whole or reduce the Revolving Credit below the aggregate amount of Letter of Credit Liability then outstanding. Each such written notice shall specify the date on which the reduction or termination is to become effective. Each such notice shall be irrevocable. Upon the effective date of any such reduction or termination pursuant to this SECTION 2.1(D), the Borrowers shall pay to the Bank the full amount of any Revolving Credit Facility Fee then accrued on the amount of any such reduction or termination. Any such reduction or termination of the Revolving Credit shall be permanent. If the Credit Limit as reduced pursuant to this SECTION 2.1(D) is less than a Borrower's Sublimit, such Borrower's Sublimit shall be reduced to an amount not in excess of the Revolving Credit as so reduced.

        (E) The joint and several obligation of the Borrowers to repay the Revolving Credit, subject with respect to Pamarco Europe to the limitations contained in SECTION 2.29 hereof, shall be evidenced by a promissory note of the Borrowers (the "Revolving Credit Note"), dated as of the date hereof, payable to the order of the Bank in the principal amount of Fifteen Million Dollars ($15,000,000.00) and otherwise substantially in the form of EXHIBIT 2.1(E) attached hereto.

        (F) Revolving Credit Advances may be repaid, prepaid or reborrowed by the Borrowers at any time prior to the Termination Date.

        (G) The Borrowers may request that the Bank change any Borrower's Sublimit no more often than four times in any twelve (12) month period. Such request shall be submitted on the form attached hereto as EXHIBIT 2.1(G). The Bank may approve or reject such request in its reasonable discretion.

SECTION 2.2 MAKING ADVANCES UNDER THE REVOLVING CREDIT. Provided that there is not then existing an Event of Default or a Default hereunder, and subject to the other terms and conditions hereof, any Borrower shall notify the Bank, by telephone or in writing, by 12:00 noon on the date of each proposed Revolving Credit Prime Rate Advance, specifying the date, the amount of the proposed Revolving Credit Prime Rate Advance, and the directions for making such Revolving Credit Prime Rate Advance if it is not to be deposited into an Operating Account. Any Borrower shall notify the Bank, by telephone or in writing, by 11:00 A.M. at least three London Business Days before each proposed Revolving Credit LIBOR Advance, specifying the date and the amount of the proposed Revolving Credit LIBOR Advance, whether the Revolving Credit Advance is to be denominated in Sterling, the length of the proposed LIBOR Interest Period, and the directions for making such Revolving Credit Advance if it is not to be deposited into an Operating Account. Any Borrower shall notify the London branch of the Bank, by telephone or in writing, by 12:00 noon London time on the London Business Day of each proposed Revolving Credit Offered Rate Advance, specifying the date and the amount of the proposed Revolving Credit Offered Rate Advance, the length of the proposed Offered Rate Advance Interest Period, and the directions for making such Revolving Credit Advance if it is not to be deposited into an Operating Account. Such Borrower will confirm any telephonic notice of a proposed Revolving Credit Advance the same day by facsimile copy. Each such notice (whether or not actually confirmed by facsimile copy) shall constitute a representation by all of the Borrowers that, at the time thereof and giving effect to the Revolving Credit Advance requested thereby: (A) no Event of Default or Default has occurred hereunder; (B) the representations and warranties contained in this Agreement are reaffirmed and are correct in all material respects as of the date of such notice, excluding any representations which speak only of a date certain; (C) the total outstanding Revolving Credit Advances plus the requested Revolving Credit Advance will not exceed the Credit Limit; (D) the total outstanding Revolving Credit Advances to the Borrower requesting the Revolving Credit Advance plus the requested Revolving Credit Advance will not exceed such Borrower's Sublimit; and
(E) the conditions precedent for such Revolving Credit Advance as set forth in
SECTION 4.2 hereof have all been satisfied. The Bank shall make Revolving Credit Advances by depositing the amount thereof into an operating account which each Borrower (excluding Pamarco Europe) shall maintain with the Bank (the "Operating Accounts") or in accordance with such Borrower's directions. The Borrowers agree to hold the Bank harmless from any liability for any loss resulting from the Bank's reliance on any writing, facsimile copy or telephonic notice purportedly made by an officer of a Borrower, provided that the Bank has acted in good faith in doing so. The Bank may assume that telephonic notice of a request for a Revolving Credit Advance is from an authorized officer of a Borrower, absent manifest error.

SECTION 2.3       [INTENTIONALLY OMITTED]

SECTION 2.4       [INTENTIONALLY OMITTED]

SECTION 2.5       [INTENTIONALLY OMITTED]

SECTION 2.6 SECOND TERM LOAN. (A) On the Second Closing Date, the Bank made available to the Borrowers a term loan in the amount of Seven Million Five Hundred Thousand Dollars ($7,500,000.00) (the "Second Term Loan"). The Second Term Loan was used by the Borrowers to acquire Diamond.

        (B) The Borrowers have commenced to repay and shall continue to repay the principal amount of the Second Term Loan in monthly installments in the amounts set forth below and continuing on the last day of each month thereafter and on the Second Term Loan Maturity Date, on which date the Borrowers shall repay the outstanding principal balance of the Second Term Loan plus all accrued and unpaid interest and all other amounts due hereunder, under the Second Term Loan Note or under any other document executed and delivered in connection herewith:


                                                           Monthly
Period                                                     Principal Repayment
------                                                     -------------------

August 31, 1997 through and including
January 31, 1998                                           $ 57,692.30

February 28, 1998 through and including
January 31, 2000                                           $ 76,923.07

February 29, 2000 through and including
January 31, 2002                                           $105,769.22

February 28, 2002 through and including
December 31, 2003                                          $115,384.60

Amounts prepaid and repaid on the Second Term Loan may not be reborrowed.

        (C) The Borrowers have commenced paying and shall continue to pay interest on the principal amount of the Second Term Loan outstanding at the Interest Rate applicable to each portion of the Second Term Loan in accordance with SECTION 2.10 hereof.

        (D) The joint and several obligation of Borrowers to repay the Second Term Loan, subject with respect to Pamarco Europe to the limitations contained in SECTION 2.29 hereof, is evidenced by a promissory note dated as of the Second Closing Date, payable to the order of the Bank, in the amount of Seven Million Five Hundred Thousand Dollars ($7,500,000.00) and otherwise substantially in the form of EXHIBIT 2.6(D) attached hereto (the "Second Term Loan Note").

SECTION 2.7 ACQUISITION LOAN. (A) Subject to the terms and conditions set forth in this Agreement, on the Third Closing Date, the Bank shall extend to the Borrowers an acquisition and equipment line/term loan facility in the maximum principal amount of the Acquisition Credit Limit (the "Acquisition Loan"), pursuant to which the Bank shall advance to the Borrowers, from time to time during the period from the Third Closing Date to and including the Termination Date, such sums as the Borrowers may request; PROVIDED HOWEVER THAT, (1) Equipment Advances and Acquisition Advances shall not exceed the Acquisition Credit Limit, (2) Equipment Advances (including the Dollar equivalent of any Equipment Advance denominated in Sterling, but excluding any Converted Equipment Loans) shall not exceed the Equipment Sublimit, (3) Equipment Advances (including the Dollar equivalent of any Equipment Advance denominated in Sterling) made in any fiscal year shall not exceed the Equipment Sublimit, and
(4) Acquisition Advances (including the Dollar equivalent of any Acquisition Advance denominated in Sterling) made to any Domestic Borrower to fund Permitted Acquisition of Foreign assets or businesses, and made to any Foreign Borrower shall not exceed $8,000,000.00. If the Acquisition Advances (including the Dollar equivalent of any Acquisition Advance denominated in Sterling) plus the Equipment Advances (including the Dollar equivalent of any Sterling Equipment Advances) at any time exceeds the Acquisition Credit Limit, the Borrowers shall immediately repay the amount of the excess, together with accrued interest thereon and any amount which may be due pursuant to SECTION 2.20 on account of such payment. If the total Equipment Advances at any time exceeds the Equipment Sublimit, the Borrowers shall immediately repay the amount of the excess together with accrued interest thereon and any amount which may be due pursuant to SECTION 2.20 on account of such payment. If the Acquisition Advances (including the Dollar equivalent of any Acquisition Advance denominated in Sterling) made to any Domestic Borrower to fund Permitted Acquisition of Foreign assets or businesses, and made to any Foreign Borrower at any time exceeds $8,000,000.00, the Borrowers shall immediately repay the amount of the excess together with accrued interest thereon and any amount which may be due pursuant to SECTION 2.20 on account of such payment. The Borrowers shall use the Acquisition Loan to purchase Equipment (each such advance to purchase Equipment, excluding Equipment acquired in a Permitted Acquisition, an "Equipment Advance") and finance Permitted Acquisitions (each such advance to finance permitted Acquisition, an "Acquisition Advance"). Each Equipment Advance shall not exceed the invoice price (excluding transportation, taxes and handling) of the Equipment being purchased with such Equipment Advance.

        (B) The Borrowers shall pay interest on the principal amount of the Acquisition Loan outstanding at the Interest Rate applicable to each portion of the Acquisition Loan in accordance with SECTION 2.10 hereof, PROVIDED THAT no Equipment Advance (excluding a Converted Equipment Loan) or Acquisition Advance (excluding a Converted Acquisition Loan) shall bear interest at a Fixed Rate or have a LIBOR Interest Period which will expire after the earlier of (1) the first anniversary of such Equipment or Acquisition Advance, or (2) the Termination Date. The Borrowers shall repay each Equipment Advance (excluding any Converted Equipment Loan) on the earlier of (a) the Termination Date, or (b) the first anniversary of such Equipment Advance. The Borrowers shall repay each Acquisition Advance (excluding any Converted Acquisition Loan) on the earlier of
(i) the Termination Date, or (ii) the first anniversary of such Acquisition Advance. The Borrowers shall repay the principal balance of each Converted Equipment Loan in consecutive installments commencing on the last day of the month in which such Equipment Conversion Date takes place and on the last day of each month thereafter and on such Loan's Converted Equipment Loan Maturity Date. Each monthly installment shall be in an amount which would fully amortize the principal balance of such Converted Equipment Loan in the number of installments due from such Loan's Equipment Conversion Date through such Loan's Converted Equipment Loan Maturity Date. The final installment of each Converted Equipment Loan shall be in an amount equal to the then outstanding principal balance of such Converted Equipment Loan, all accrued and unpaid interest thereon and any fees and costs due in connection with such Converted Equipment Loan. The Borrowers shall repay the principal balance of each Converted Acquisition Loan in consecutive installments commencing on the last day of the month in which such Acquisition Conversion Date takes place and on the last day of each month thereafter and on such Loan's Converted Acquisition Loan Maturity Date. Each monthly installment shall be in an amount which would fully amortize the principal balance of such Converted Acquisition Loan in the number of installments due from such Loan's Acquisition Conversion Date through such Loan's Converted Acquisition Loan Maturity Date. The final installment of each Converted Acquisition Loan shall be in an amount equal to the then outstanding principal balance of the Converted Acquisition Loan, all accrued and unpaid interest thereon and any fees and costs due in connection with such Converted Acquisition Loan.

        (C) Provided no Default or Event of Default has occurred and is continuing hereunder, the Borrowers may convert Equipment Advance(s) aggregating in excess of $100,000.00 to a term loan (each such term loan, a "Converted Equipment Loan") by written notice to the Bank delivered five (5) days prior to the date on which such Equipment Advance(s) will be converted (such date with respect to such Converted Equipment Loan, the "Equipment Conversion Date") which notice shall set forth the maturity date of such Converted Equipment Loan (such maturity date with respect to such Converted Equipment Loan, a "Converted Equipment Loan Maturity Date"), PROVIDED THAT no Converted Equipment Loan Maturity Date shall be later than the seventh anniversary of such Equipment Conversion Date, PROVIDED HOWEVER THAT, in any one year period, the Borrower shall not be permitted to convert Equipment Advances into more than the number of Converted Equipment Loans equal to the number of the Borrowers hereunder during such period (currently, there can only be six (6) Converted Equipment Loans in any one year period).

        (D) Provided no Default or Event of Default has occurred and is continuing hereunder, the Borrowers may convert an Acquisition Advance to a term loan (each such term loan, a "Converted Acquisition Loan") by written notice to the Bank delivered five (5) days prior to the date on which such Acquisition Advance will be converted (such date with respect to such Converted Acquisition Loan, the "Acquisition Conversion Date") which notice shall set forth the maturity date of such Converted Acquisition Loan (such maturity date with respect to such Converted Acquisition Loan, a "Converted Acquisition Loan Maturity Date"), PROVIDED THAT no Converted Acquisition Loan Maturity Date shall be later than the earlier of (1) the seventh anniversary of such Acquisition Conversion Date, or (2) eight anniversary of the Third Closing Date.

        (E) Each Equipment Advance shall be in the minimum amount of Fifty Thousand Dollars ($50,000.00) (or the equivalent thereof in Sterling) or in multiples of Five Thousand Dollars ($5,000.00) (or the equivalent thereof in Sterling) in excess thereof.

        (F) The joint and several obligation of the Borrowers to repay the Acquisition Loan, subject with respect to Pamarco Europe to the limitations contained in SECTION 2.29 hereof, shall be evidenced by a promissory note of the Borrowers (the "Acquisition Loan Note"), dated as of the Third Closing Date, payable to the order of the Bank in the principal amount of Thirty Million Dollars ($30,000,000.00) and otherwise substantially in the form of EXHIBIT 2.7(F) attached hereto.

        (G) The Acquisition Loan may be repaid, prepaid or reborrowed by the Borrowers from the Third Closing Date to the Termination Date.

SECTION 2.8 MAKING EQUIPMENT ADVANCES AND ACQUISITION ADVANCES. (A) Any Borrower shall notify the Bank, in writing or by facsimile copy, by 12:00 noon on the date of each proposed Equipment Advance which will bear interest at the Adjusted Prime Rate, specifying the date and the amount of the proposed Equipment Advance. Any Borrower shall notify the Bank, in writing or by facsimile copy, by 11:00 A.M. at least three London Business Days before each proposed Equipment Advance which will bear interest at the Adjusted LIBOR Rate, specifying the date and the amount of the proposed Equipment

Advance, whether the Equipment Advance is to be denominated in Sterling and the length of the proposed LIBOR Interest Period. Any Borrower shall notify the London branch of the Bank, in writing or by facsimile copy, by 12:00 noon London time on the London Business Day of each proposed Equipment Advance which will bear interest at the Adjusted Offered Rate, specifying the date and the amount of the proposed Equipment Advance and the length of the proposed Offered Rate Interest Period. Each such notice (whether or not actually confirmed by facsimile copy) shall constitute a representation by all of the Borrowers that, at the time thereof and giving effect to the Equipment Advance requested thereby: (1) (a) no Event of Default or Default has occurred hereunder or will arise as a result of the requested Equipment Advance; (b) the representations and warranties contained in this Agreement are reaffirmed and are correct in all material respects as of the date of such request, excluding any representations which speak only of a date certain; (c) (i) the total outstanding principal amount of the Equipment Advances (including the Dollar equivalent of any Equipment Advances denominated in Sterling but excluding the Converted Equipment Loans) will not exceed the Equipment Sublimit, (ii) the total Equipment Advances (including the Dollar equivalent of any Equipment Advances denominated in Sterling) made in such fiscal year do not exceed the Equipment Sublimit, and
(iii) the total outstanding principal amount of the Acquisition Advances (including the Dollar equivalent of any Acquisition Advances denominated in Sterling) plus the total outstanding principal amount of Equipment Advances (including the Dollar equivalent of any Equipment Advances denominated in Sterling) will not exceed the Acquisition Credit Limit; and (d) the conditions precedent for such Equipment Advance as set forth in SECTION 4.2 hereof have all been satisfied; and (2) each notice requesting an Equipment Advance shall be accompanied by (a) a copy of the appropriate invoices and bills of sale for the Equipment being purchased, (b) a certification of an officer of such Borrower representing that the invoices and bills of sale presented are for Equipment actually delivered and installed or to be delivered and installed, and (c) if the Equipment being purchased is not going to be located at a location listed on
EXHIBIT 5.8, financing statements, executed by the Borrowers covering Equipment owned by the Borrowers at such other location and landlord's waiver(s) in form and substance acceptable to the Bank executed by the owner of such other location. The Bank shall make Equipment Advances to the Borrower requesting such Equipment Advance by depositing the amount thereof into such Borrower's Operating Account or, if the Bank receives a written request by such Borrower, directly to the manufacturer or supplier of such Equipment, or in accordance with such Borrower's directions.

        (B) Any requests for an Acquisition Advances shall be submitted to the Bank in writing or by facsimile copy followed by submission of the original written request by 11:00 A.M. no later than 21 days prior to the date on which the requested Acquisition Advance is to be made, signed by an officer of a Borrower previously authorized in writing and stating the amount of the proposed Acquisition Advance. A Borrower will deliver to the Bank with such Acquisition Advance request all of the documents and information required under SECTION 4.4(A) hereof. Each such notice (whether or not actually confirmed by facsimile copy) shall constitute a representation by all of the Borrowers that, at the time thereof and giving effect to the Acquisition Advance requested thereby: (a) no Event of Default or Default has occurred hereunder or will arise as a result of the requested Acquisition Advance; (b) the representations and warranties contained in this Agreement are reaffirmed and are correct as of the date of such request, excluding any representations which speak only of a date certain;
(c) (i) the total outstanding principal amount of the Acquisition Advances (including the Dollar equivalent of any Acquisition Advances denominated in Sterling) plus the total outstanding principal amount of Equipment Advances (including the Dollar equivalent of any Equipment Advances denominated in Sterling) will not exceed the Acquisition Credit Limit, and (ii) the total outstanding principal amount of Acquisition Advances (including the Dollar equivalent of any Acquisition Advance denominated in Sterling) made to any Domestic Borrower to fund Permitted Acquisition of Foreign assets or businesses, and made to any Foreign Borrower will not exceed $8,000,000.00; and (d) the conditions precedent for such Acquisition Advance as set forth in SECTIONS 4.2 AND 4.4(A) hereof have all been satisfied. Upon satisfaction of all of the conditions to such Acquisition Advance set forth in SECTION 4.4 hereof, the Bank shall make Acquisition Advances to the Borrower requesting such Acquisition Advance by depositing the amount thereof into such Borrower's Operating Account or, if the Bank receives a written request by such

Borrower, directly to the seller of such assets being acquired, or in accordance with such Borrower's directions.

        (C) The Borrowers agree to hold the Bank harmless from any liability for any loss resulting from the Bank's reliance on any writing or facsimile copy purportedly made by an officer of a Borrower, provided that the Bank has acted in good faith in doing so.

SECTION 2.9 FEES. (A) The Borrowers shall pay to the Bank a facility fee (the "Revolving Credit Facility Fee") computed at the rate of, prior to the Third Closing Date, .25% per year, and from and after the Third Closing Date, .125% per year, on the average daily unused portion of the Revolving Credit which Revolving Credit Facility Fee shall be due and payable (1) quarterly in arrears on the last day of March, June, September and December in each year, commencing March 31, 1998 and (2) on the Termination Date. Each installment of the Revolving Credit Facility Fee shall be deemed fully earned and non-refundable when due.

        (B) From and after the Third Closing Date, the Borrowers shall pay to the Bank a facility fee (the "Acquisition Loan Facility Fee") computed at the rate of .125% per year, on the average daily unused portion of the Acquisition Loan, which Acquisition Loan Facility Fee shall be due and payable (1) quarterly in arrears on the last day of March, June, September and December in each year, commencing March 31, 1998 and (2) on the Termination Date. Each installment of the Acquisition Loan Facility Fee shall be deemed fully earned and non-refundable when due.

SECTION 2.10 INTEREST. (A) PRIME RATE LOANS. The Borrowers shall pay interest in arrears on the unpaid principal amount of each Prime Rate Loan at an annual rate (the "Adjusted Prime Rate") equal to the Prime Rate adjusted pursuant to the definition of Applicable Margin, from the date on which such Prime Rate Loan is disbursed until such principal amount has been repaid in full, or converted to a LIBOR Loan or, if applicable, a Fixed Rate Loan, as the case may be, (1) monthly on the last day of each month commencing January 31, 1998, (2) with respect to the Revolving Credit Prime Rate Advances, if any, on the Termination Date, (3) with respect to the Second Term Loan Prime Rate Tranche, if any, on the Second Term Loan Maturity Date, (4) with respect to an Acquisition Loan Prime Rate Tranche, if any, on the date the applicable Equipment Advance or Acquisition Advance must be repaid in full, (5) with respect to each Converted Equipment Loan, if any, on such Loan's Converted Equipment Loan Maturity Date, and (6) with respect to each Converted Acquisition Loan, if any, on such Loan's Converted Acquisition Loan Maturity Date. The Adjusted Prime Rate shall change
(a) simultaneously with each change in the Prime Rate and (b) with each change in the Applicable Margin in accordance with the definition thereof.

        (B) OFFERED RATE LOANS. The Borrowers shall pay interest in arrears on the unpaid principal amount of each Offered Rate Loan at an annual rate (the "Adjusted Offered Rate") equal to the Prevailing Sterling Offered Rate adjusted pursuant to the definition of Applicable Margin, (1) with respect to Interest Periods of less than one year in length, quarterly on the last day of each quarter commencing March 31, 1998 and on the last day of each December, March, June and September thereafter, (2) with respect to Interest Periods of more than one year in length, semi-annually commencing on June 30, 1998 and on the last day of each June and December thereafter, (3) with respect to the Revolving Credit Offered Rate Advances, if any, on the Termination Date, (4) with respect to any Acquisition Loan Offered Rate Tranche, if any, on the date the applicable Equipment Advance or Acquisition Advance must be repaid in full, (5) with respect to a Converted Equipment Loan, if any, on such Loan's Converted Equipment Loan Maturity Date, and (6) with respect to a Converted Acquisition Loan, if any, on such Loan's Converted Acquisition Loan Maturity Date.

        (C) LIBOR LOANS DENOMINATED IN DOLLARS. The Borrowers shall pay interest in arrears on the unpaid principal amount of each LIBOR Loan denominated in Dollars at the Adjusted LIBOR Rate, (1) monthly on the last day of each month,
(2) with respect to the Revolving Credit LIBOR Advances, on the Termination Date, (3) with respect to the Second Term Loan LIBOR Tranches, if any, on the Second Term Loan Maturity Date, (4) with respect to the Acquisition Loan LIBOR Rate Tranches, if any, on the date the applicable Equipment Advance or Acquisition Advance must be repaid in full, (5) with respect to a Converted Equipment Loan, if any, on such Loan's Converted Equipment Loan Maturity Date, and (6) with respect to a Converted Acquisition Loan, if any, on such Loan's Converted Acquisition Loan Maturity Date.

        (D) LIBOR LOANS DENOMINATED IN STERLING. The Borrowers shall pay interest in arrears on the unpaid principal amount of each LIBOR Loan denominated in Sterling at the Adjusted LIBOR Rate, (1) with respect to Interest Periods of less than one year in length, quarterly on the last day of each quarter commencing March 31, 1998 and on the last day of each December, March, June and September thereafter, (2) with respect to Interest Periods of more than one year in length, semi-annually commencing on June 30, 1998 and on the last day of each December and June thereafter, (3) with respect to the Revolving Credit Sterling Advances, if any, on the Termination Date, (4) with respect to any Acquisition Loan LIBOR Tranche denominated in Sterling, if any, on the date the applicable Equipment Advance or Acquisition Advance must be repaid in full,
(5) with respect to a Converted Equipment Loan, if any, on such Loan's Converted Equipment Loan Maturity Date, and (6) with respect to a Converted Acquisition Loan, if any, on such Loan's Converted Acquisition Loan Maturity Date.

        (E) FIXED RATE LOANS. The Borrowers shall pay interest in arrears on the unpaid principal amount of each Fixed Rate Loan at an annual rate (the "Adjusted Fixed Rate") equal to the Fixed Rate adjusted pursuant to the definition of Applicable Margin from the date on which such Fixed Rate Loan is disbursed until such principal amount has been repaid in full, (1) monthly on the last day of each month, (2) with respect to the Second Term Loan Fixed Rate Tranches, if any, on the Second Term Loan Maturity Date and (3) with respect to a Converted Equipment Loan, if any, on such Loan's Converted Equipment Loan Maturity Date, and (4) with respect to a Converted Acquisition Loan, if any, on such Loan's Converted Acquisition Loan Maturity Date.

        (F) CONVERSIONS TO LIBOR LOANS, OFFERED RATE LOANS OR FIXED RATE LOANS.

                  (1) By notifying the Bank at least three London Business Days prior to an Effective Date and subject to the limitations set forth herein, the Borrowers may convert into a LIBOR Loan any Prime Rate Loan, Offered Rate Loan or Fixed Rate Loan at the end of the existing Fixed Rate Interest Period, if applicable, in an aggregate principal amount of Fifty Thousand Dollars ($50,000.00) (or, with respect to Offered Rate Loans, the equivalent in Sterling) or integral multiples of Five Thousand Dollars ($5,000.00) in excess thereof (or, with respect to Offered Rate Loans, the equivalent in Sterling). At the end of the applicable LIBOR Interest Period, the LIBOR Loan will convert back to a Prime Rate Loan unless the Borrowers notify the Bank at least two London Business Days before the end of the existing LIBOR Interest Period that the Borrowers are electing to continue the LIBOR Loan as a LIBOR Loan and are selecting a new LIBOR Interest Period or, if and only if denominated in Dollars, notify the Bank that the Borrowers are converting to a Fixed Rate Loan in accordance with the following sentence. By notifying the Bank at least 12:00 noon London time on the Effective Date and subject to the limitations set forth herein, the Borrowers may convert into an Offered Rate Loan any LIBOR Loan denominated in Sterling in an aggregate principal amount of the Sterling equivalent of Fifty Thousand Dollars ($50,000.00) or integral multiples of the Sterling equivalent of Five Thousand Dollars ($5,000.00) in excess thereof. By notifying the Bank at least two Business Days prior to an Effective Date and subject to the limitations set forth herein, the Borrowers may convert into a Fixed Rate Loan any Second Term Loan Prime Rate Tranche, any Second Term Loan LIBOR Tranche at the end of the applicable LIBOR Interest Period, and with respect to any Converted Equipment Loan or Converted Acquisition Loan, an Acquisition Loan Prime Rate Tranche, an Acquisition Loan LIBOR Tranche (excluding any Acquisition Loan LIBOR Tranche denominated in Sterling) at the end of the applicable LIBOR Interest Period, in an aggregate principal amount of Fifty Thousand Dollars ($50,000.00) or integral multiples of Five Thousand Dollars ($5,000.00) in excess thereof. At the end of the applicable Fixed Rate Interest Period, the Fixed Rate Loan will convert back to a Prime Rate Loan unless the Borrowers notify the Bank at least two Business Days before the end of the existing Fixed Rate Interest Period that the Borrowers are electing to continue the Fixed Rate Loan as a Fixed Rate Loan and are selecting a new Fixed Rate Interest Period or notify the Bank that the Borrowers are converting to a LIBOR Loan in accordance with the first sentence of this subsection. Any Loan denominated in Sterling must be repaid at the end of the applicable Interest Period unless converted to a LIBOR Loan denominated in Sterling or an Offered Rate Loan, as applicable, or continued as a LIBOR Loan denominated in Sterling or an Offered Rate Loan, as applicable, in accordance with the foregoing.

                  (2) Notwithstanding anything to the contrary contained herein, at no time shall the aggregate principal amount of (a) LIBOR Loans with LIBOR Interest Periods of one year or more and (b) Fixed Rate Loans exceed fifty percent (50%) of the then aggregate principal amounts outstanding under the Second Term Loan any Converted Equipment Loan and any Converted Acquisition Loan.

        (G) RESTRICTIONS WITH RESPECT TO LIBOR LOANS AND FIXED RATE LOANS. No Revolving Credit Advance, Equipment Advance (excluding any Converted Equipment Loan, or Acquisition Advance (excluding any Converted Acquisition Loan) shall earn interest at an Adjusted Fixed Rate. At any one time, the number of LIBOR Loans shall not exceed the number of the Borrowers hereunder at such time multiplied by two (currently, there can only be twelve (12) LIBOR Loans at any one time). There shall be no more than 10 Fixed Rate Loans at any one time. No portion of the Second Term Loan shall be denominated in Sterling at any time.

SECTION 2.11 COMPUTATION OF INTEREST AND FEES. All interest on calculated on the basis of the Adjusted LIBOR Rate and the Fixed Rate, the Revolving Credit Facility Fee, the Acquisition Facility Fee and other sums payable hereunder shall be computed on the basis of a year of 360 days for the actual number of days elapsed. All interest calculated on the basis of the Adjusted Prime Rate or the Adjusted Offered Rate shall be computed on the basis of a year of 365 or 366 days, as applicable, for the actual number of days elapsed.

SECTION 2.12 PAYMENTS. (A) The Borrowers hereby authorize the Bank to charge directly any concentration account (i.e. any account other than an account designated as an operating account), maintained by the Borrowers or any of them for any payments of principal of the Revolving Credit Advances, the First and Second Equipment Loans, the First and Second Term Loans, the Acquisition Loan, interest and any other amounts owing under this Agreement, under the Revolving Credit Note, the First and Second Equipment Loan Notes, the First and Second Term Loan Notes and the Acquisition Loan Note, or under any of the Loan Documents, as and when due. In the event that the Borrowers maintain insufficient funds in such account(s) to meet the Borrowers' obligations hereunder when due and with respect to any payments due from Pamarco Europe who does not maintain an account with the Bank, the Borrowers will make each payment under this Agreement and under the Notes, other than payments on account of Loans denominated in Sterling, in immediately available funds, in Dollars, not later than 1:00 p.m., on the day such payment is due, at the office of the Bank at 120 Albany Street Plaza, New Brunswick, New Jersey. Each payment under this Agreement or the Notes on account of a Loan denominated in Sterling shall be made in immediately available funds, in Sterling, not later than 11:30 a.m., London time, on the day such payment is due, at the London branch of the Bank at Centurion House, 24 Monument Street, London, England EC3R 8AJ.

        (B) After the occurrence of an Event of Default and the acceleration of the Loans as set forth in SECTION 7.2 hereof, the Bank shall apply all payments and collections received by it as follows: FIRST, to all of the Bank's costs and expenses incurred in connection with the collection of such payments (including, without limitation, reasonable attorneys' fees and expenses); SECOND, to accrued and unpaid portion of the Facility Fee; THIRD, to all other amounts (other than principal or interest) which shall have come due hereunder and/or under any of the Loan Documents; FOURTH, to accrued and unpaid interest; FIFTH, to the principal amount of the outstanding Loans; and SIXTH, to the Letter of Credit Cash Collateral Account.

SECTION 2.13 PAYMENT ON NON-BUSINESS DAYS. Whenever any payment to be made hereunder or under the Notes or Loan Documents shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day, and, except as otherwise specifically provided herein, such extension of time shall in such case be included in the computation of payment of interest hereunder or under the Notes or the Facility Fee, as the case may be.

SECTION 2.14 REIMBURSEMENT TO THE BANK FOR COST INCREASES IMPOSED BY LAW. If any change in existing law or regulation, any new law, change in regulatory interpretation or a change in any other factor having the force of law applicable to banks in general shall impose or change any tax (other than taxes on income in general), reserve, insurance, special deposit or similar requirements or charges with

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



respect to funds obtained by the Bank to make or maintain any Loan during any Interest Period, and the result is to increase the cost to the Bank of obtaining or maintaining such funds or to reduce the return to the Bank on the Loan to which such Interest Period applies, then the Bank shall so notify the Borrowers in writing, certifying the amount of and reasons for such increased costs or reduced return and showing the calculation of such amount, and the Borrowers shall immediately pay to the Bank an amount sufficient to compensate the Bank in full for such increased costs or such reduced return.

SECTION 2.15 REIMBURSEMENT TO THE BANK FOR INCREASED COSTS DUE TO CAPITAL ADEQUACY REQUIREMENTS. If any law or regulation or the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof, or compliance by the Bank with any request or directive (whether or not having the force of law) of any such authority, applicable from time to time now or after the date hereof to banks in general, shall (A) impose, modify, deem applicable or result in the application of any capital maintenance, capital ratio or similar requirements against loan commitments or other facilities made by the Bank and the result thereof shall be to impose upon the Bank a fee or a requirement to increase any capital requirement applicable as a result of the making or maintenance of the Loans (which imposition of or increase in capital requirements may be determined by the Bank's reasonable allocation of the aggregate of such capital impositions or increases), or (B) subject the Bank to any tax, duty or other charge with respect to the Loans, the Notes, or its obligation to advance the Revolving Credit or the Acquisition Loan, or change the basis of taxation of payments to the Bank of the principal of or interest on the Loans or any other amounts due under this Agreement in respect of the Loans or its obligation to advance the Revolving Credit or the Acquisition Loan (except for changes in the rate of tax on the overall net income of the Bank imposed by any jurisdiction in which the Bank is obligated to pay taxes), then, upon demand by the Bank, the Borrowers shall immediately pay to the Bank from time to time as specified by the Bank, such additional amounts or fees which shall be sufficient to compensate the Bank for such impositions of or increases in capital requirements or taxes from the date of such change, together with interest on each such amount from the date demanded until payment in full thereof at the Default Rate with respect to amounts or fees not paid when due. Upon the occurrence of any event referred to above, a certificate setting forth in reasonable detail the amounts necessary to compensate the Bank as a result of an imposition of or increase in capital requirements or taxes submitted by the Bank to the Borrowers shall be conclusive, absent manifest error or bad faith, as to the amount thereof. For purposes of the application of this Section, and in calculating the amount necessary to compensate the Bank for any imposition of or increase in capital requirements or taxes hereunder, the Bank shall determine the applicability of this provision and calculate the amount payable to it hereunder in a manner consistent with the manner in which it shall apply and calculate similar compensation payable to it by other borrowers having provisions in their credit agreements comparable to this Section.

SECTION 2.16 ILLEGALITY. Notwithstanding any other provision in this Agreement, if the adoption of any applicable law, rule, or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank (or its lending office) with any request or directive (whether or not having the force of law) of any such authority, central bank, or comparable agency shall make it unlawful or impossible for the Bank (or its lending office) to maintain the Revolving Credit or the Acquisition Loan, then upon notice to the Borrower by the Bank, such Loans shall terminate.

SECTION 2.17 INTEREST AND COMMISSIONS AFTER DEFAULT. After the occurrence of any Event of Default, (A) the Interest Rate then in effect on each outstanding Loan shall be immediately converted to the Default Rate, and (B) any Loans made or other money advanced hereunder after the occurrence of an Event of Default (unless and until cured or waived in writing by the Bank) shall earn interest at a per annum rate equal to the Adjusted Prime Rate plus 2%.

SECTION 2.18 SPECIAL PROVISIONS FOR LIBOR LOANS AND OFFERED RATE LOANS.

        (A) UNAVAILABILITY OF FUNDS AND INDETERMINATE INTEREST RATES. If on or before the date the Bank is to make any LIBOR Loan, any Offered Rate Loan or on or before any Effective Date (1) the Bank

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



determines in good faith that it is unable to obtain funds at the LIBOR Rate or the Prevailing Sterling Offered Rate for the elected Interest Period for any reason, including, but not limited to the unavailability of funds at such rate, any change in existing law, any new law, the length of such Interest Period, or otherwise or (2) the Bank determines in good faith that no adequate means exists to determine the LIBOR Rate or the Prevailing Sterling Offered Rate for such Interest Period, then, at the Bank's option, the Borrowers shall be deemed to have requested a Loan at the Adjusted Prime Rate or shall be required to elect an Interest Period of a length for which the Bank may obtain funds at the rate the adjustment of which determines the LIBOR Rate or the Prevailing Sterling Offered Rate.

        (B) CHANGES AFFECTING ABILITY TO MAINTAIN FUNDS. If, during any Interest Period, any change in existing law, any new law, or any other factor beyond the control of the Bank prevents the Bank in its good faith determination from maintaining funds at the rate the adjustment of which determines the LIBOR Rate or Prevailing Sterling Offered Rate for such Interest Period and requires the Bank to cease so maintaining funds actually so maintained prior to termination of such Interest Period, then on the date of such required cessation, the Borrowers shall be required to specify a different Interest Rate for such Interest Period or, in the alternative, to elect an Interest Period of a length for which the Bank may maintain funds at the rate the adjustment of which determines the LIBOR Rate or the Prevailing Sterling Offered Rate. In addition, within five days after the Bank notifies the Borrowers of such required conversion, the Borrowers shall reimburse the Bank for any loss or expense the Bank has certified in writing to the Borrowers that the Bank has incurred as a result of any such required cessation.

SECTION 2.19 INELIGIBLE INTEREST PERIODS. If, on any date the Bank is to make a LIBOR Loan, an Offered Rate Loan, a Fixed Rate Loan or on any Effective Date, the period of time from such date or such Effective Date to the Termination Date or final repayment date is less than an Interest Period which the Borrowers could otherwise elect, the Borrowers will elect a LIBOR Loan, Offered Rate Loan or Fixed Rate Loan whose Interest Period will end on or before the Termination Date or the final repayment date, as necessary. If an appropriate Interest Period is not available, then the Loan shall be made in Dollars at the Adjusted Prime Rate.

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



SECTION 2.20 PREPAYMENT. (A) The Borrowers may prepay the Prime Rate Loans in whole or in part at any time and from time to time.

        (B) The Borrowers may, at any time prepay the principal balance of any Fixed Rate Loan in whole or in part, provided that the Borrowers simultaneously therewith pay to the Bank all accrued and unpaid interest on the principal so prepaid plus, upon the request of the Bank, such amount or amounts as shall be sufficient (in the reasonable opinion of the Bank) to compensate it for any loss, cost or expense which the Bank determines is attributable to:

                  (1) any payment, prepayment, conversion or renewal of a Fixed Rate Loan made by the Bank on a date other than the last day of an Interest Period for such Fixed Rate Loan (whether by reason of acceleration or otherwise); or

                  (2) any failure by the Borrowers to borrow, convert into or renew a Fixed Rate Loan to be made, converted into or renewed by the Bank on the date specified therefor pursuant to a Borrowers' prior election including without limitation, any funding loss or negative carry loss.

        Without limiting the foregoing, such compensation shall include prepayment compensation equal to the amount, if any, by which (a) the principal being prepaid plus the installments of interest which would have been payable thereon when discounted to a present value at a rate per annum rate equal to the yield to maturity of the Applicable Treasury Bond Obligation(s) exceed(s) (b) the principal amount being prepaid. The Borrowers agree to pay prepayment compensation as calculated in the foregoing sentence upon any prepayment of the Fixed Rate Loan, whether voluntary, required by the Bank in connection with any acceleration of the indebtedness hereunder upon the occurrence of an Event of Default, or as otherwise required under this Agreement. A determination of the Bank as to the amounts payable pursuant to this Section shall be conclusive absent manifest error.

        (C) The Borrowers agree not to prepay any LIBOR Loan prior to the expiration of its Interest Period unless otherwise expressly required hereunder or after acceleration by the Bank pursuant to SECTION 7.2. In the event that the Borrowers prepay any LIBOR Loan prior to the expiration of its Interest Period, whether in

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

violation of the previous sentence, or with the consent of the Bank, or in compliance with the express requirement of this Agreement, or otherwise, the Borrowers shall pay to the Bank, upon the request of the Bank, such amount or amounts as shall be sufficient (in the reasonable opinion of the Bank) to compensate it for any loss, cost or expense which the Bank determines is attributable to:

                  (1) any payment, prepayment, conversion or renewal of a LIBOR Loan made by the Bank on a date other than the last day of an Interest Period for such LIBOR Loan (whether by reason of acceleration or otherwise); or

                  (2) any failure by the Borrowers to borrow, convert into or renew a LIBOR Loan to be made, converted into or renewed by the Bank on the date specified therefor pursuant to a Borrowers' prior election.

        Without limiting the foregoing, such compensation shall include prepayment compensation equal to the amount, if any, by which (a) the principal being prepaid plus the installments of interest which would have been payable thereon when discounted to a present value at the Applicable LIBOR Rate exceed(s) (b) the principal amount being prepaid. The Borrowers agree to pay prepayment compensation as calculated in the foregoing sentence upon any prepayment of the LIBOR Loan, whether voluntary, required by the Bank in connection with any acceleration of the indebtedness hereunder upon the occurrence of an Event of Default, or as otherwise required under this Agreement. A determination of the Bank as to the amounts payable pursuant to this Section shall be conclusive absent manifest error.

        (D) The Borrowers agree not to prepay any Offered Rate Loan prior to the expiration of its Interest Period unless otherwise expressly required hereunder or after acceleration by the Bank pursuant to SECTION 7.2. In the event that the Borrowers prepay any Offered Rate Loan prior to the expiration of its Interest Period, whether in violation of the previous sentence, or with the consent of the Bank, or in compliance with the express requirement of this Agreement, or otherwise, the Borrowers shall pay to the Bank, upon the request of the Bank, such amount or amounts as shall be sufficient (in the reasonable opinion of the Bank) to compensate it for any loss, cost or expense which the Bank determines is attributable to:

                  (1) any payment, prepayment, conversion or renewal of an Offered Rate Loan made by the Bank on a date other than the last day of an Interest Period for such Offered Rate Loan (whether by reason of acceleration or otherwise); or

                  (2) any failure by the Borrowers to borrow, convert into or renew an Offered Rate Loan to be made, converted into or renewed by the Bank on the date specified therefor pursuant to a Borrowers' prior election.

        Without limiting the foregoing, such compensation shall include prepayment compensation determined by the Bank. The Borrowers agree to pay prepayment compensation upon any prepayment of an Offered Rate Loan, whether voluntary, required by the Bank in connection with any acceleration of the indebtedness hereunder upon the occurrence of an Event of Default, or as otherwise required under this Agreement. A determination of the Bank as to the amounts payable pursuant to this Section shall be conclusive absent manifest error.

        (E) Provided that the Borrowers have not given the Bank written instructions to the contrary, the Bank shall apply any voluntary principal prepayment FIRST, to repayment of the Prime Rate Loans then outstanding, SECOND, to repayment of any Fixed Rate Loans, Offered Rate Loans and LIBOR Loans in such a manner as to minimize the Borrowers' obligation to pay prepayment compensation under this Section. Any prepayment with respect to the First or Second Converted Equipment Loan or the First or Second Term Loan shall be applied to payments in inverse order of maturity.

        (F) The Borrowers shall prepay the Second Term Loan in an amount equal to any amount received by the Company under Section 2.3 of the Stock Purchase Agreement. Such prepayment shall be made within ten (10) days of the receipt of such amounts from the Escrow Agent (as such term is defined in the Stock Purchase Agreement.

SECTION 2.21 AVAILABILITY OF RATE QUOTATIONS. Notwithstanding anything herein to the contrary, if the Bank reasonably determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition used to calculate the LIBOR Rate or the quotations for the Prevailing Sterling Offered Rate are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest on a LIBOR Loan or an Offered Rate Loan as provided in this Agreement, then the Bank shall forthwith give notice thereof to the Borrowers. From and after the date on which such notice is given, (A) the obligation of the Bank to make LIBOR Loans or Offered Rate Loans shall be suspended; and (B) the Borrowers shall repay in full the then outstanding principal amount of each LIBOR Loan or Offered Rate Loan, together with accrued interest thereon, on the last day of the then current Interest Period applicable to such Loan by remitting sufficient funds to the Bank or, if denominated in Dollars, by conversion to an Prime Rate Loan or any other conversion to another Interest Rate permitted at such time.

SECTION 2.22 REIMBURSEMENT FOR FUNDING LOSS OR PER DIEM CARRY LOSS ON FIXED RATE LOANS. If Borrowers do not accept any Fixed Rate Loan within one Business Day of notifying the Bank of such Fixed Rate Loan, Borrowers acknowledge, accept and agree that there may exist a funding loss ("Funding Loss") caused by a lower interest rate environment forcing the Bank to reinvest the funds reserved for such Fixed Rate Loan at a lower rate. In such event, the Borrowers agree to reimburse the Bank on demand for such Funding Loss calculated pursuant to
SECTION 2.20(B) hereof as if Borrowers had accepted and immediately prepaid such Fixed Rate Loan. If on or prior to the funding of any Fixed Rate Loan requested by the Borrowers, the Borrowers notify the Bank that the Borrowers desire to postpone the funding date of such Fixed Rate Loan, the Borrowers agree to reimburse the Bank on demand for any per diem loss caused by the temporary reinvestment of the held funds into the overnight money market at a rate lower than the Fixed Rate applicable to such Fixed Rate Loan ("Per Diem Carry Loss"), calculated based on the difference between the Fixed Rate applicable to the requested Fixed Rate Loan and the applicable overnight interest yield the Bank could earn on a temporary basis.

SECTION 2.23 CURRENCY HEDGE INDEMNIFICATION. (A) The Borrowers shall pay to the Bank, upon its request, such amount or amounts as shall be sufficient (in the reasonable opinion of the Bank) to compensate the Bank for any loss, cost, or expense (including,

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



without limitation, costs or losses associated with closing hedge transactions in respect of Revolving Credit Sterling Advances, Revolving Credit Offered Rate Advances, Acquisition Loan Sterling Tranches, and Acquisition Loan Offered Rate Tranches incurred as a result of:

                  (1) Any payment of a Revolving Credit Sterling Advance, Revolving Credit Offered Rate Advance, Acquisition Loan Sterling Tranche, or Acquisition Loan Offered Rate Tranche on a date other than the last day of the Interest Period pertaining to such Loan including, but not limited to, any such payment made in violation hereof or made as a result of any Event of Default occasioning a change in applicable interest rate and/or of acceleration by the Bank; or

                  (2) Any failure by the Borrowers to borrow a Revolving Credit Sterling Advance, a Revolving Credit Offered Rate Advance, a Second Equipment Loan Sterling Tranche, a Second Equipment Loan Offered Rate Tranche, Acquisition Loan Sterling Tranche, or Acquisition Loan Offered Rate Tranche or to convert to, as the case may be, a Revolving Credit Sterling Advance, a Revolving Credit Offered Rate Advance, Acquisition Loan Sterling Tranche, or Acquisition Loan Offered Rate Tranche on the date for borrowing or conversion, as the case may be, specified in the relevant notice under SECTION 2.10.

        (B) The Bank's determination of the amount so due, and a description of the calculation thereof, shall be set forth in the request for such amount or amounts; such determination and calculation shall be conclusive absent manifest error.

SECTION 2.24 CURRENCY PROVISIONS. (A) For purposes of the provisions of this Agreement, (1) the equivalent in Dollars of Sterling shall be determined by using the commercial market rate of exchange, as determined by the Bank for the exchange of Dollars for Sterling, in London, England at 9:00 a.m. London time two London Business Days prior to the date on which such equivalent is to be determined and (2) the equivalent in Sterling of Dollars shall be determined by using the commercial market rate of exchange, as determined by the Bank for the exchange of Sterling for Dollars in

London at 9:00 a.m. London time two London Business Days prior to the date on which such equivalent is to be determined.

        (B) The Bank's determination of the rate of exchange pursuant to this Agreement shall be conclusive in the absence of manifest error.

SECTION 2.25 JUDGMENT CURRENCY. The currency in which each Loan made hereunder is denominated and the place of payment designated therefor is of the essence. The payment obligation of each Borrower hereunder in any designated currency and designated place of payment shall not be discharged by an amount paid in another currency or in another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on prompt conversion to the currency in which the Loan is denominated and transfer to the designated place of payment under normal banking procedures does not yield the amount owing hereunder at the designated place of payment. In the event that any payment by any Borrower, whether pursuant to a judgment or otherwise, upon such conversion and transfer does not result in payment of such amount in the currency in which such Loan is denominated at the designated place of payment, the Bank shall be entitled to demand immediate payment of, and shall have a cause of action against the Borrowers for, the additional amount necessary to yield the amount of such currency owing hereunder.

SECTION 2.26 FOREIGN TAXES. All payments on account of the Notes and the principal of, and interest on, the Loans and all other amounts payable by each Borrower under this Agreement shall be made without any set-off or counterclaim and free and clear of and without reduction by reason of all present and future income, stamp and other taxes and levies, imposts, deductions, charges, compulsory loans and withholding whatsoever imposed, assessed, levied or collected by any country (other than taxes imposed on the overall income of the Bank or of its applicable lending office by the jurisdiction in which the Bank's principal office or lending office is located) or any political subdivision or taxing authority thereof or therein.

SECTION 2.27 LETTER OF CREDIT CASH COLLATERAL ACCOUNT. Cash collateral pledged by the Borrowers pursuant to this Agreement shall be maintained in a deposit account of Borrowers to be established with the Bank at the time such cash collateral is first created, over which the Bank shall have sole control (the "Letter of Credit Cash Collateral Account"). The Borrowers hereby grant, bargain, convey and set over to the Bank for the benefit of the Bank a security interest in and lien upon the Letter of Credit Cash Collateral Account and all cash and any other assets at any time hereafter contained therein as security for the payment and performance of all of the Borrowers' obligations now or hereafter incurred hereunder, under the Notes or otherwise in connection herewith. The Borrowers shall take such action and execute and deliver such documents, including financing statements, as the Bank may determine necessary or desirable to further the security interest hereby created. After the occurrence of an Event of Default and acceleration of the Loans as set forth in SECTION 7.2 hereof, or if the Borrowers shall have failed to pay all amounts which have come due on or prior to such applicable due date, the Bank shall apply all funds held in the Letter of Credit Cash Collateral Account in the manner provided in SECTION 2.12. On the Termination Date, all monies in the Letter of Credit Cash Collateral Account in excess of the amount required to repay Loans, the Letter of Credit Liability, and any other amount then owing hereunder shall be returned to the Borrowers.

SECTION 2.28 LETTERS OF CREDIT.

        (A) LETTERS OF CREDIT. In addition to the Borrowers requesting that the Bank make Revolving Credit Advances pursuant to SECTION 2.1, the Borrowers may request, in accordance with the provisions of this Section, that on and after the date on which all of the conditions set forth in Section 4.1 are satisfied to and excluding the Termination Date, the Bank issue and the Bank shall issue, subject to the terms and conditions hereof, Letters of Credit for the account of the Borrowers or any Borrower in an aggregate amount up to the Letter of Credit Sublimit; PROVIDED, that (a) in no event shall any Letter of Credit have an expiration date later than the Termination Date, (b) in no event shall any Documentary Letter of Credit have an expiration date later than one year from its issue date, (c) in no event shall any Standby Letter of Credit have an expiration date later than one (1) year after its issue date, (d) Standby Letters of Credit requested by a Borrower shall be issued at the discretion of the Bank and the Bank shall not be obligated to issue Standby Letters of Credit or cause them to be issued even if all the conditions for issuance have otherwise been satisfied, and (e) Borrowers shall not request any Letter of Credit if, after giving effect to such issuance, the Letter of Credit Liability would exceed the Letter of Credit Sublimit. The issuance of any Letter of Credit in accordance with the provisions of this Section shall require the satisfaction of each condition set forth in SECTIONS 4.2 AND 4.3.

        (B) NOTICE OF ISSUANCE OR AMENDMENT. Whenever the Borrowers desire the issuance of a Letter of Credit or the amendment of a Letter of Credit, they shall deliver to the Bank a written notice no later than 11:00 A.M. at least two
(2) Business Days, or in each case such shorter period as may be agreed to by the Bank in any particular instance, in advance of the proposed date of issuance. That notice shall specify (1) the proposed date of issuance (which shall be a Business Day), (2) the face amount of the Letter of Credit, (3) the expiration date of the Letter of Credit, (4) the purpose of the Letter of Credit and (5) the name and address of the beneficiary. On the proposed date of issuance of any Letter of Credit, the Bank shall determine to the best of its knowledge whether the proposed Letter of Credit, when added to the then outstanding Letter of Credit Liability, would be within the Letter of Credit Commitment and, when added to the then outstanding Letter of Credit Liability and Revolving Credit Advances, would be within the Credit Limit. Unless both such criteria are satisfied, the Bank shall not issue or cause to be issued the requested Letter of Credit. The Borrowers shall hold the Bank harmless for any miscalculations or other errors in making such determinations. In the event that, upon issuance of such proposed Letter of Credit, (a) the Letter of Credit Sublimit is exceeded, the Borrowers shall immediately establish with the Bank, if not already so established, and deposit into the Letter of Credit Cash Collateral Account the amount of such excess; and (b) the Credit Limit is exceeded, the Borrowers shall immediately repay to the Bank the amount of such excess first for application against the Revolving Credit Advances, together with accrued interest thereon and any amount which may be due pursuant to
SECTION 2.22 on account of such payment and then for deposit into the Letter of Credit Cash Collateral Account. Prior to the date of issuance, the Borrowers shall deliver to the Bank an executed application for such Letter of Credit in the form customarily required by the Bank for the issuance of letters of credit (the current version of such form is attached hereto as

EXHIBIT 2.28), and specify a precise description of the documents and the verbatim text of any certificate to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of the Letter of Credit, would require the Bank to make payment under the Letter of Credit; PROVIDED, that the Bank, in its reasonable judgment, may require changes in any such documents and certificates; and PROVIDED, FURTHER, that no Letter of Credit shall require payment against a conforming draft to be made hereunder on the same Business Day that such draft is presented if such presentation is made after 11:00 A.M. on such Business Day. In determining whether to pay under any Letter of Credit, the Bank shall be responsible only to determine that the documents and certificates required to be delivered under the Letter of Credit have been delivered and that they comply on their face with the requirements of that Letter of Credit.

        (C) PAYMENT OF AMOUNTS DRAWN UNDER LETTERS OF CREDIT. In the event of any request for drawing under any Letter of Credit by the beneficiary thereof, the Bank shall notify the Borrowers and the Borrowers shall reimburse the Bank on the day on which such drawing is honored in an amount in same day funds equal to the amount of such drawing; PROVIDED that (1) if sufficient funds are then in the Letter of Credit Cash Collateral Account to reimburse the Bank in full for the amount of such drawing, the Bank shall reimburse itself by debiting such amount necessary to reimburse the Bank from the Letter of Credit Cash Collateral Account, (2) if the funds then in the Letter of Credit Cash Collateral Account are insufficient to reimburse the Bank in full for the amount of such drawing, the Bank shall debit the Letter of Credit Cash Collateral Account in the amount thereof and the unreimbursed balance of such drawing shall be reimbursed in accordance with clause (3) below, and (3) if there are no funds then in the Letter of Credit Cash Collateral Account then unless the Borrowers shall have notified the Bank prior to 11:00 A.M. on the date of such drawing that the Borrowers intend to reimburse the Bank for the amount of such drawing with funds other than the proceeds of the Revolving Credit Advances, the Borrowers shall be deemed to have given notice to the Bank requesting it to make a Revolving Credit Prime Rate Advance in accordance with SECTIONS 2.1 AND 2.2 on the day on which such drawing is honored (the "Reimbursement Date") in an aggregate amount equal to the amount of such drawing less the amount, if any, remitted to the Bank pursuant to clause (2) above.

        (D) COMPENSATION. The Borrowers agree to pay the following amounts to the Bank:

                  (1) with respect to each Letter of Credit issued by the Bank, a fee to be negotiated between the Bank and the Borrowers at the time the Borrowers request the issuance of such Letter of Credit;

                  (2) with respect to drawings made under any Letter of Credit, interest, payable on demand, on the amount paid by the Bank in respect of each such drawing from the date of the drawing to the date such amount is reimbursed by the Borrowers (including any such reimbursement out of the proceeds of Revolving Credit Advances or out of the Letter of Credit Cash Collateral Account) at a rate equal to the Adjusted Prime Rate for the period from the date of such drawing to and including the first Business Day after the date of such drawing and thereafter at a rate which is at all times equal to the Default Rate; and

                  (3) with respect to the issuance, amendment, transfer, administration, cancellation or conversion of each Letter of Credit and each drawing made thereunder, documentary and processing charges in accordance with the Bank's standard schedule for such charges in effect at the time of such issuance, amendment, transfer, administration, cancellation or drawing, as the case may be, or as otherwise agreed to by the Bank.

        (E) OBLIGATIONS ABSOLUTE. The obligation of the Borrowers to reimburse the Bank for drawings made under the Letters of Credit issued by it shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including, without limitation, the following circumstances:

                  (1) any lack of validity or enforceability of any Letter of Credit;

                  (2) the existence of any claim, set-off, defense or other right which any Borrower may have at any time against a beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such transferee may be acting), the Bank, any Affiliate of the Bank, or any other Person, whether

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



in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Borrower or one of its Subsidiaries and the beneficiary for which the Letter of Credit was procured);

                  (3) any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (4) payment by the Bank under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit; PROVIDED, that such payment does not constitute willful misconduct or gross negligence on the part of the Bank;

                  (5) any breach of this Agreement or any document delivered in connection herewith by any party hereto or thereto; and

                  (6) the fact that an Event of Default or an event which, but for the giving of notice, the passage of time or both, would constitute an Event of Default shall have occurred and be continuing.

        (F) INDEMNIFICATION; NATURE OF THE BANK'S DUTIES. In addition to amounts payable as elsewhere provided in this SECTION 2.28, the Borrowers hereby agree to protect, indemnify and save the Bank harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees and allocated costs of internal counsel) which the Bank may incur or be subject to as a consequence, direct or indirect, to the extent not caused by the gross negligence, bad faith or willful misconduct of the Bank, its directors, officers, employees, agents or attorneys, of (1) the issuance of any Letter of Credit, or (2) the failure of the Bank to honor a drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority. Without limiting the foregoing, the Bank shall not have any obligation to ascertain whether the stated purpose of any requested Letter of Credit is permitted by this Agreement and shall not be liable for

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



any Borrower's use of a Letter of Credit issued pursuant to the terms hereof in violation of the Borrowers' covenants contained herein.

        As among the Borrowers on one hand and the Bank on the other hand, the Borrowers assume all risks of the acts and omissions of, or misuse of the Letters of Credit issued by the Bank by the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Bank shall not be responsible for: (a) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of such Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (b) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (c) failure of the beneficiary of any such Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit, unless (i) such failure is material and substantive, and (ii) the Bank's payment on such Letter of Credit constitutes gross negligence or willful misconduct; (d) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (e) errors in interpretation of technical terms; (f) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (g) the misapplication by the beneficiary of any such Letter of Credit; or (h) any consequences arising from causes beyond the control of the Bank. None of the above shall affect, impair, or prevent the vesting of any of the Bank's rights or powers hereunder.

        In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Bank under or in connection with the Letters of Credit issued by it or the related certificates, if (i) taken or omitted in good faith and (ii) substantially in accordance with the terms thereof, shall not put the Bank under any resulting liability to the Borrowers.

        It is expressly understood and agreed that the obligations of the Bank hereunder are only those expressly set forth in this Agreement and that the Bank shall be entitled to assume that no Event of Default, and no event that with notice of lapse of time or both would, if unremedied, constitute an Event of Default, has occurred and is continuing unless the Bank has actual knowledge of such fact or has received notice from a Borrower that such Borrower considers that an Event of Default or such event has occurred and is continuing and specifying the nature thereof.

SECTION 2.29 SPECIAL PROVISIONS CONCERNING PAMARCO EUROPE. Notwithstanding the joint and several liability of the Borrowers' liability in respect of the Liabilities, the liability of Pamarco Europe on account of the principal and interest on the Loans shall be limited to the principal amount advanced to Pamarco Europe and interest thereon.


                                    ARTICLE 3

                                   COLLATERAL

SECTION 3.1 EFFECTIVENESS OF ARTICLE 3. In the event that, at the end of any fiscal quarter, the Borrowers' Cash Flow Coverage Ratio is equal to or less than 2.0:1.0 (the "Trigger Event") then the foregoing provisions contained in this
ARTICLE 3 shall immediately become effective and shall remain in effect until
(A) the Loans are repaid in full and (B) the Termination Date has occurred. The Borrowers have executed and delivered to the Bank Security Documents and, may, in accordance with this Agreement, execute and deliver to the Bank additional Security Documents to be held by the Bank in escrow unless and until a Trigger Event shall occur. Upon the occurrence of a Trigger Event, the Bank shall have the right to and, at any time thereafter, may, file the Fixed Charge and the financing statements and any other Security Document required to be filed to perfect the lien created hereby or thereby. Prior to the occurrence of a Trigger Event, this ARTICLE 3 shall be of no force or effect, excluding this SECTION 3.1.

SECTION 3.2 SECURITY INTERESTS. Effective immediately upon the occurrence of a Trigger Event, as security for the performance of this Agreement and of the other Loan Documents, the payment of

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



principal, interest and fees under the Loans and the payment of all Liabilities of the Borrowers to the Bank, the Borrowers hereby grant, pledge, and assign to the Bank a security interest in all assets of the Borrowers or any of them now owned or hereafter acquired including, without limitation, (A) all Accounts, Chattel Paper, Equipment (whether or not constituting fixtures), Documents, Instruments, General Intangibles (including, but not limited to, any and all interests in trademarks, service marks, patents, licenses, permits, and copyrights), (B) all Inventory, if any, held by any Borrower for sale or lease or to be furnished under contracts of service, (C) all Equipment and Fixtures,
(D) all books, records, tapes, information, data, stored material, computer media, passwords, access codes arising or related to the Borrowers' business, now existing or hereafter acquired (collectively, "Books and Records"), (E) any account maintained by any Borrower with the Bank and all cash held therein, and
(F) all proceeds and products of the foregoing, including casualty insurance thereon, now owned or hereafter acquired by the Borrowers.

SECTION 3.3 FINANCING STATEMENTS; CERTIFICATES OF TITLE. The Borrowers will join with the Bank in executing such additional financing statements and amendments (in form satisfactory to the Bank) under the Uniform Commercial Code as the Bank may specify, and will pay the cost of filing the same in such public offices as the Bank shall designate. If requested by the Bank after the occurrence of a Trigger Event, the Borrowers shall have noted on the certificate of title of any Collateral the liens created hereby and shall deliver to the Bank the originals of each such certificate of title. After the occurrence of a Trigger Event, the Borrowers agree to take whatever action the Bank reasonably requests to perfect and to continue perfection of the Bank's security interest in the Collateral.

SECTION 3.4 LANDLORD'S WAIVER. The Borrowers shall use all commercially reasonable efforts to cause the owners of the locations identified on EXHIBIT
5.8 to execute and deliver to the Bank an instrument (in form satisfactory to the Bank) by which each such owner waives its right to distrain on any of the Collateral, and by which such owner grants to the Bank the right (but not the obligation) to cure any default by the Borrowers under the applicable lease (each, a "Landlord's Waiver").

SECTION 3.5 THE BANK'S RIGHTS WITH RESPECT TO ACCOUNTS, CHATTEL PAPER, INSTRUMENTS AND GENERAL INTANGIBLES. With respect to any Account, Chattel Paper, Instrument and General Intangible that becomes Collateral hereunder, upon the occurrence and during the continuance of a Default or an Event of Default, the Bank shall have the right at any time and from time to time, with notice to the Borrowers (which may be oral or written), to: (A) endorse in the name of the Borrowers all proceeds of the Accounts, Chattel Paper, Instruments and General Intangibles payable to the Borrowers that may come to the Bank; (B) notify Purchasers under the Borrowers' Accounts, Chattel Paper, Instruments and General Intangibles that such Accounts, Chattel Paper, Instruments and General Intangibles have been assigned to the Bank, forward invoices to such Purchasers directing them to make payments to the Bank, collect all Accounts, Chattel Paper, Instruments and General Intangibles of the Borrowers in the Bank's or the Borrowers' name, and take control of any cash or non-cash proceeds of the Borrowers' Accounts, Chattel Paper, any Instruments and General Intangibles; (C) compromise, extend, or renew any Account, Chattel Paper, Instrument or General Intangible of the Borrowers or deal with the Borrowers' Accounts, Chattel Paper, Instruments and General Intangibles as the Bank may deem advisable; (D) make exchanges, substitutions, or surrenders of Collateral; and (E) take control of any cash or non-cash proceeds of any Collateral.

SECTION 3.6 ACCOUNTS. With respect to each Account (A) the Borrowers represent that: (1) such Account is not evidenced by a judgment, an Instrument or Chattel Paper or secured by a letter of credit (except (a) such judgment as has been assigned, (b) such Instrument or Chattel Paper as has been endorsed and delivered to the Bank and (c) such letter of credit as has been assigned and delivered to the Bank) and represents a bona fide completed transaction; (2) the amount shown on the Borrowers' Books and Records and on any list, invoice or statement furnished to the Bank is owing to the Borrowers; (3) the title of the Borrowers to the Account and, except for the Purchaser, to any goods represented thereby is absolute; (4) the Account has not been transferred to any other Person, and, at the time such Account is created, no person except the Borrowers or Purchaser has any claim thereto or, to the goods or services represented thereby, provided that the Bank acknowledges that the Borrowers may owe standard advertising commissions to third parties relating to such Accounts; (5) no partial payment against any Account has been made by anyone other than as noted on the Borrowers' Books and Records; and (6) no set-off or counter-claim to such Account exists, and no agreement has been made with any person under which any deduction or discount may be claimed.

        (B) The Borrowers will immediately notify the Bank if any Account arises out of contracts with the United States or any department, agency or instrumentality thereof, furnish the Bank with copies of each such contract and execute any instruments and take any steps reasonably required by the Bank in order that all moneys due and to become due under any such contract shall be assigned to the Bank and notice given under the Federal Assignment of Claims Act.

        (C) The Borrowers will (1) if requested by the Bank, furnish to the Bank copies, with such duplicate copies as the Bank may request, of any invoice applicable to each of its Accounts; (2) inform the Bank immediately of the rejection of any goods represented by any Account of the Borrowers equal to or in excess of $100,000.00, any material delay in delivery or performance by the Borrowers or claims made in regard to any Account equal to or in excess of $100,000.00; (3) furnish the Bank upon the Bank's request with all information received by any Borrower affecting the financial standing of any Purchaser; (4) mark the Borrowers' records concerning each of its Accounts in a manner satisfactory to the Bank so as to show that each Account has been assigned to the Bank; and (5) furnish the Bank with such other reports as the Bank may from time to time request.

        (D) The Bank shall have the right, with or without notice to the Borrowers after the occurrence and during the continuance of a Default or an Event of Default, to: (1) endorse in the name of the Borrowers all Instruments for the payment of money representing the proceeds of any Borrower's Account that may come into the possession of the Bank; (2) take control of any cash or non-cash proceeds of the Borrowers' Accounts; (3) compromise, extend or renew any Account or deal with the Borrowers' Accounts as the Bank may deem advisable; and (4) make exchanges, substitutions or surrenders of Collateral at any time and from time to time.

SECTION 3.7 CHATTEL PAPER; LETTERS OF CREDIT AND INSTRUMENTS. The Borrowers covenant that each will deliver to the Bank promptly on receipt all originals of
(A) letters of credit securing Accounts, (B) Chattel Paper, and/or (C) Instruments, each properly assigned and/or endorsed over to the Bank, which letters of credit, Chattel Paper and Instruments shall be held by the Bank as security hereunder. The Borrowers shall remain solely responsible for the observance and performance of all of the Borrowers' covenants and obligations under all Chattel Paper and Instruments, and the Bank shall not be required to observe or perform any such covenants or obligations.

SECTION 3.8 EQUIPMENT. The Borrowers represent, warrant and agree that, except for those security interests described on EXHIBIT 6.5 (A) each Borrower is the absolute owner of its Equipment, subject only to the security interests created hereby; (B) all of each Borrower's Equipment is of a type in which a security interest is to be perfected solely by filing a financing statement under the Uniform Commercial Code, as adopted in the various states and executing in favor of the Bank fixed and floating charges in England and delivering particulars of the same in accordance with Part XII of the Companies Act 1985, and if in the future a Borrower acquires any motor vehicles, aircraft, ships or boats or other Equipment of a type in which a security interest is to be perfected in a manner other than by or in addition to filing a financing statement under the Uniform Commercial Code, as adopted in the various states, such Borrower shall promptly notify the Bank thereof and take such steps as are necessary to perfect the Bank's security interest therein.

SECTION 3.9 CONDITION OF EQUIPMENT. The Borrowers will immediately notify the Bank of any casualty or similar event which results in a decline in the value of any portion of a Borrower's Equipment individually or in the aggregate in excess of $100,000.00.

SECTION 3.10 ACCESS TO COLLATERAL AND BOOKS AND RECORDS. Upon demand by the Bank after the occurrence of an Event of Default which is continuing, each Borrower shall assemble its Equipment and make it available to the Bank at such Borrower's place or places of business. At the request of the Bank, after the occurrence of an Event of Default which is continuing, each Borrower shall provide warehousing space in its own premises at its own cost to the Bank for the purpose of taking Equipment into the custody of the Bank without removal thereof from such premises and will post such signs as the Bank may reasonably require in order to place such Equipment under the exclusive control of the Bank.

SECTION 3.11 EXPENSES OF THE BANK. The Borrowers will reimburse the Bank on demand for all expenses (including the reasonable fees and expenses of legal counsel for Lender) in connection with the enforcement of the Bank's rights to file any Security Documents, take possession of the Collateral and the proceeds thereof and to hold, collect, render in compliance with applicable Environmental Laws and regulations, prepare for sale, sell and dispose of the Collateral.

SECTION 3.12 NOTICES. If notice of sale, disposition or other intended action by the Bank with respect to the Collateral is required by the Uniform Commercial Code or other applicable law, any notice thereof sent to the Borrowers at their address listed below or such other address of the Borrowers as may from time to time be shown on the records of the Bank at least five days prior to such action, shall constitute reasonable notice to the Borrowers.

SECTION 3.13 INSURANCE; DISCHARGE OF TAXES, ETC. The Bank shall have the right at any time and from time to time, with or without notice to the Borrowers, to
(A) obtain insurance covering any of the Collateral if the Borrowers fail to do so, (B) discharge taxes, liens, security interests or other encumbrances at any time levied or placed on any of the Collateral which the Borrowers have failed to discharge as required by any Loan Document and (C) pay for the maintenance and preservation of any of the Collateral. The Borrowers will reimburse the Bank, on demand, with interest thereon at the Default Rate for any payment the Bank makes, or any expense the Bank incurs under this authorization. The Borrowers assign to the Bank all right to receive the proceeds of insurance covering the Collateral, direct any insurer to pay all such proceeds directly to the Bank, authorize the Bank to endorse in the name of the Borrowers any draft for such proceeds, and authorize the Bank to apply such proceeds, at the Bank's discretion, as a prepayment against the Loans in the same manner and order as a prepayment under SECTION 2.20 hereof, PROVIDED HOWEVER THAT, so long as no

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



Default or Event of Default has occurred and is continuing hereunder, the Borrowers shall be permitted to retain insurance proceeds not to exceed $500,000.00 which shall be used by the Borrowers to repair or replace the Collateral covered by such insurance or to prepay the Loans. After the occurrence of a Trigger Event, the Borrowers shall notify all insurers covering any of the Collateral that the Bank is loss payee and will obtain a certificate from such insurers showing the Bank's security interest therein in such manner that all payments for damage or loss will be paid to the Bank as lender loss payee. The Borrowers will furnish the Bank with satisfactory evidence of compliance with this Section and upon request of the Bank, will deliver a certified copy of each policy to be held by the Bank, and the original of each loss payee endorsement.

SECTION 3.14 WAIVER AND RELEASE BY THE BORROWERS. The Borrowers (A) waive protest of all commercial paper at any time held by the Bank on which the Borrowers are in any way liable, notice of nonpayment at maturity of any and all Accounts of the Borrowers and, except where required hereby or by law, notice of action taken by the Bank, and (2) release the Bank from all claims for loss or damage caused by any failure to collect any Account or by any act or omission on the part of the Bank or its officers, agents and employees, except willful misconduct.

SECTION 3.15 RECORDS AND REPORTS. The Borrowers shall keep accurate and complete records of its Accounts (and the collection thereof), General Intangibles, Chattel Paper, Instruments, Documents and Inventory and furnish the Bank such information about the Borrowers' Accounts, General Intangibles, Chattel Paper, Instruments, Documents, and Inventory as the Bank may reasonably request. The Bank shall have the right to conduct periodic examinations and verifications of the Borrowers' Books and Records, which examination may include, without limitation, verifications of Accounts by contacting Purchasers. The Borrowers agree to make their Books and Records available to the Bank at the Borrowers' principal place of business for purposes of such examination. The Borrowers shall reimburse the Bank for the costs and expenses (whether internal or external) of any such examination.

SECTION 3.16 THE BANK'S LIENS. Upon the occurrence of a Trigger Event, the Bank's liens and security interests in the Collateral will be duly perfected first priority liens and security interests therein upon filing of Uniform Commercial Code financing statements, or the Bank's taking possession of the Collateral or certificates of title as appropriate, excluding Permitted Encumbrances, if any.

SECTION 3.17 APPLICATION OF PROCEEDS OF CONTINGENT COLLATERAL. All proceeds of Collateral shall be applied (A) to the costs of preservation and, after the occurrence of an Event of Default, liquidation of such Collateral and the Bank's exercise of its rights under ARTICLES 3 AND 6 hereof, then (B) as set forth in
ARTICLE 2, then (C) to all other Liabilities.

SECTION 3.18 CONTINUING COLLATERAL. The Bank shall be under no obligation to proceed first against any part of the Collateral before proceeding against any other part of the Collateral. It is expressly agreed that all of the Collateral stands as equal security for all Liabilities and the Bank shall have the right to proceed against or sell any and/or all of the Collateral in any order, or simultaneously, as it, in its sole discretion, shall determine.


                                    ARTICLE 4

                              CONDITIONS OF LENDING

SECTION 4.1 CONDITIONS PRECEDENT TO THE THIRD CLOSING DATE. The obligations of the Bank to enter into this Third Amended and Restated Loan and Security Agreement, to increase the availability under the Revolving Credit and to make the Acquisition Loan available to the Borrowers is subject to the conditions precedent that the Bank shall have received on or before the Third Closing Date all of the following, in form and substance satisfactory to the Bank:

        (A) a copy, certified in writing as of the Third Closing Date by the Secretary or Assistant Secretary of each Borrower, of (1) resolutions of the Board of Directors of such Borrower evidencing approval of this Agreement, the Notes and the other Loan Documents and other matters contemplated hereby, the execution and delivery of the Loan Documents, the performance of each of the transactions contemplated by the Loan Documents and authorizing specific officers of such Borrower to execute and deliver such Loan Documents, and (2) each document evidencing any other necessary corporate action and any Governmental Approvals for each Borrower with respect to this Agreement, the Notes and the Loan Documents;

        (B) a favorable opinion of outside counsel for the Borrowers dated as of the Third Closing Date on such matters as the Bank shall require and in form and substance satisfactory to the Bank;

        (C) a favorable opinion of English counsel for the Borrowers dated as of the Third Closing Date on such matters as the Bank shall require and in form and substance satisfactory to the Bank;

        (D) a certificate dated the date hereof by the Secretary or an Assistant Secretary of each Borrower as to the names and signatures of the officers of such Borrower authorized to sign this Agreement, the Notes and the Loan Documents and the other documents or certificates of such Borrower to be executed and delivered pursuant hereto;

        (E) this Agreement executed by the Borrowers;

        (F) the Revolving Credit Note and the Acquisition Loan Note executed by the Borrowers;

        (G) delivery of the executed Security Documents to be held in escrow by the Bank in accordance with ARTICLE 3 hereof, including without limitation:

                  (1) the Fixed and Floating Charge executed by Pamarco Europe;

                  (2) the Uniform Commercial Code financing statements executed by Borrowers, together with any other document which the Bank may reasonably request, including without limitation any other document for filing or otherwise, in order to perfect the Bank's security interest in the Collateral upon the occurrence of a Trigger Event;

        (H) certificate of each Borrower that the Certificate of Incorporation, Memoranda and Articles of Association and/or Bylaws of each Borrower delivered on the Closing Date have not been amended, modified or supplemented in any way;

        (I) a certificate of an officer of the Borrowers dated the Third Closing Date (with supporting evidence if required by the Bank) representing to the Bank that (1) each Borrower has complied in all material respects with all applicable federal, state and local laws and regulations, including without limitation all Environmental Laws; (2) there is no pending or, to any Borrower's knowledge, threatened litigation, action, proceeding or investigation which in the aggregate, if decided against a Borrower, would result in a Material Adverse Effect; (3) no material adverse change has occurred in the financial condition of any Borrower since September 30, 1997; and (4) the representations and warranties of the Borrowers contained in this Agreement and in the other Loan Documents to which the Borrowers are a party are correct and accurate in all material respects on and as of the Third Closing Date as though made on and as of the Third Closing Date, excluding any representations which speak only of a date certain;

        (J) a copy of each and every Governmental Approval which is required to be obtained or made by the Borrowers for the due execution, delivery and performance of this Agreement, the other Loan Documents, or a certificate of an officer of each Borrower dated the Third Closing Date that no such Governmental Approvals are required;

        (K) payment of all fees, costs and expenses required under SECTION 8.3 hereof;

        (L) evidence that the Company shall have completed its initial public offering of equity and received net proceeds therefrom of no less than Fifteen Million Dollars ($15,000,000.00);

        (M) satisfactory completion of the Bank's due diligence;

        (N) the First Term Loan, the First Equipment Loan and the Second Equipment Loan plus all accrued but unpaid interest thereon shall have been repaid in full;

        (O) evidence that all stockholder agreements and related funding or voting control agreements executed by or relating to any Borrower and such Borrower's stockholders have been terminated; and

        (P) such other documents as may be reasonably requested by the Bank.

THIS AGREEMENT SHALL NOT BECOME EFFECTIVE AND SHALL BE NULL AND VOID UNLESS THE THIRD CLOSING DATE TAKES PLACE ON OR BEFORE FEBRUARY 28, 1998.

SECTION 4.2 CONDITIONS PRECEDENT TO ALL DISBURSEMENTS. The obligation of the Bank to make any Revolving Credit Advance or any Equipment Advance or Acquisition Advance and the rights of the Borrower to select Interest Rates under SECTION 2.10 are subject to the further conditions precedent that:

        (A) the representations and warranties contained in ARTICLE 5 hereof shall be true and accurate on and as of the date of such disbursement or selection as though made on and as of such date, excluding any representation which speaks only of a date certain;

        (B) no Event of Default or Default shall have occurred and be continuing or will result from the making of such disbursement or selection;

        (C) there shall have occurred no material adverse change in the financial condition, value or utility of assets, operations or prospects of the Borrowers, taken as a whole, since the most recent financial statements reviewed and approved by the Bank;

        (D) there shall not have occurred any casualty or condemnation that has a Material Adverse Effect on any property of the Borrowers; and

        (E) there shall be no pending or threatened litigation which if decided against a Borrower would have a Material Adverse Effect on such Borrower.

SECTION 4.3 CONDITIONS TO ISSUANCE OF LETTERS OF CREDIT. The obligation of the Bank to issue any Letter of Credit hereunder is

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



subject to the prior or concurrent satisfaction of all of the following conditions:

        (A) On or before the date of issuance of the initial Letter of Credit, each of the conditions set forth in SECTION 4.1 shall have been satisfied or waived;

        (B) On or before the date of issuance of each Letter of Credit, the Bank in respect of such Letter of Credit shall have received in accordance with the provisions of SECTION 2.28, a notice requesting the issuance of such Letter of Credit, an executed application for such Letter of Credit in the form customarily required by the Bank for the issuance of letters of credit, all other information specified in SECTION 2.28, and such other documents as the Bank may reasonably require in connection with the issuance of such Letter of Credit;

        (C) On the date of issuance of each Letter of Credit, all conditions precedent described in SECTION 4.2 shall be satisfied to the same extent as though the issuance of such Letter of Credit were the making of a Revolving Credit Advance, and each request by Borrowers to the Bank to issue a Letter of Credit shall constitute a representation by the Borrowers that at the time thereof (1) all conditions precedent described in SECTION 4.2 have been satisfied and (2) the sum of the proposed Letter of Credit plus the Letter of Credit Liability plus the Revolving Credit Advances then outstanding would not exceed the Credit Limit; and

        (D) On or before the date of issuance of such Letter of Credit, the Borrowers shall have paid the fee therefor required under SECTION 2.28.

SECTION 4.4 SPECIAL CONDITIONS PRECEDENT FOR ACQUISITION ADVANCES. The obligation of the Bank hereunder to make an Acquisition Advance requested by Borrowers is subject to the further conditions precedent that:

        (A) The Borrowers deliver to Bank with the written request to be submitted in accordance with SECTION 2.8(B) each of the following, in form and substance satisfactory to the Bank:

                  (1) the annual financial statements, including a balance sheet and profit and loss statement and interim statements for the business being acquired with the proceeds of such Acquisition Advance, which annual financial statements, if available or if required by Regulation S-X under the Securities Act of 1933, as amended, shall be audited and unqualifiedly certified by a firm of independent certified public accountants acceptable to the Bank; PROVIDED HOWEVER THAT, in the event the Borrowers deliver financial statements which have not been audited, the Borrowers shall also deliver to the Bank within ninety
(90) days of the closing of such Permitted Acquisition, an opening balance sheet reviewed by an accounting firm acceptable to the Bank;


                  (2) a PRO FORMA balance sheet and cash flow projections for the Borrowers after giving effect to the proposed acquisition and demonstrating to the satisfaction of the Bank PRO FORMA compliance with the covenants set forth in SECTIONS 6.18 THROUGH 6.22 hereof for the two (2) year period following such proposed acquisition certified by Borrowers' management to the effect that such PRO FORMA balance sheet and projections have been prepared on the basis of historical results and projected assumptions believed to be reasonable and that management has no reason to believe they are incorrect or misleading in any respect; and

                  (3) a copy of a fully executed agreement of sale for the purchase of the assets and/or business being financed with the requested Acquisition Advance, certified by Borrowers as a true, correct and complete copy of the agreement of sale for the purchase of such business for which the requested Acquisition Advance is being made with terms and conditions acceptable to the Bank.

        (B) The Bank shall have received on or before the day which is ten (10) Business Days prior to the date on which such Acquisition Advance is to be made all of the following, in form and substance satisfactory to the Bank:

                  (1) an appraisal of the assets of the business to be acquired performed by an appraiser reasonably satisfactory to the

Bank and evidencing a value for such acquired assets which the Bank determines in its sole discretion is sufficient; and

                  (2) an environmental audit of each property owned or leased by the business proposed to be acquired performed by an auditor satisfactory to the Bank, in form and substance satisfactory to the Bank, together with such other more detailed environmental assessments as the Bank may require after review of such audit.

        (C) The Borrowers shall have delivered not less than three (3) Business Days prior to the date such Acquisition Advance is to be made all of the following in form and substance satisfactory to the Bank:

                  (1) a lien search against the assets or business the Borrowers propose to acquire showing no liens against the assets or business being acquired except (after a Trigger Event) in favor of the Bank and those which will be released in connection with such purchase or are otherwise permitted hereunder; and

                  (2) UCC-1 Financing Statements, mortgages, pledge agreements, stock certificates with powers signed in blank, or any other instrument or document needed to grant the Bank, effective upon the occurrence of a Trigger Event, a lien in the business and/or all of the assets being acquired in such Permitted Acquisition, all of which shall be in form and substance satisfactory to the Bank, shall be executed, witnessed, and where appropriate, acknowledged and otherwise in a form acceptable for recordation.

        (D) The Borrowers shall deliver to Lender no later than 11:00 A.M. of the Business Day on which such requested Acquisition Advance is to be made (1) a certification that all conditions precedent to the proposed Permitted Acquisition have been satisfied in full or provisions for their satisfaction on such day have been made, and that all liens on the assets or business being acquired (excluding Permitted Encumbrances) have been satisfied or that satisfactions have been placed in escrow pending disbursement of funds and representing and warranting that upon making such requested Acquisition Advance, together with such evidence as the Bank may reasonably require supporting the representations, warranties and covenants contained in such certification; and (2) any other certificate, report, instrument, legal opinion or study as Lender may have required.


                                    ARTICLE 5

                         REPRESENTATIONS AND WARRANTIES

        Each Borrower represents and warrants to the Bank as follows:

SECTION 5.1 EXISTENCE. Each Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of its state of incorporation. Each Borrower has all requisite power and authority, corporate and otherwise, to conduct its business and to own its properties and assets and is duly qualified as a foreign corporation in good standing in all jurisdictions in which it is required to so qualify.

SECTION 5.2 AUTHORIZATION. The execution, delivery and performance by each Borrower of this Agreement, the Notes and the Loan Documents, including without limitation, the Security Documents, have been duly authorized by all necessary corporate action, and do not and will not violate any current provision of any law, government regulation or statute, or of the charter, Memorandum or Articles of Association, or by-laws of such Borrower or result in a breach of or constitute a default under any instrument, deed, mortgage or other material agreement to which such Borrower is a party or by which it or its properties are bound or affected.

SECTION 5.3 VALIDITY. This Agreement constitutes, and the Notes and the Loan Documents, including without limitation, the Security Documents, when duly executed and delivered will constitute, valid and legally binding obligations of such Borrower, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally.

SECTION 5.4 FINANCIAL INFORMATION. The audited Consolidated and Consolidating balance sheet and statements of cash flows and

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



operations of the Borrowers as of and for the fiscal year ended December 31, 1996, copies of all of which have been furnished to the Bank prior to the Third Closing Date, show all material liabilities, direct and contingent, and present fairly the financial positions, the results of operations and cash flows at such date and for the period ended on such date, all in accordance with GAAP. Since September 30, 1997, there has been no material adverse change either in the financial positions or in the results of operations of any Borrowers.

SECTION 5.5 LITIGATION. There are no actions, suits or proceedings pending or, to the knowledge of the Borrowers, threatened against a Borrower, or any of their respective properties before any court or governmental department, commission, board, bureau, agency or instrumentality (domestic or foreign) which, if decided against Borrowers, would have a Material Adverse Effect.

SECTION 5.6 CONTINGENT LIABILITIES. There are no suretyship agreements, guarantees or other contingent liabilities of a Borrower that are not disclosed on the financial statements mentioned in SECTION 5.4, in this Agreement or in an Exhibit hereto.

SECTION 5.7 TAXES. Each Borrower has filed all tax returns and reports required to be filed before the date of this Agreement and has paid all taxes, assessments and charges imposed upon it or its property, or that it is required to withhold and pay over, to the extent that they were required to be paid before the date of this Agreement.

SECTION 5.8 PLACE OF BUSINESS; LOCATIONS OF COLLATERAL. The Borrowers represent that the properties listed on Part A of EXHIBIT 5.8 hereto are each Borrower's chief places of business and chief executive office where each Borrower keep its Books and Records, that the properties listed on Part B of EXHIBIT 5.8 hereto are all other places of business of the Borrowers, and that Parts A and B of
EXHIBIT 5.8 hereto constitutes all of the locations where any of the Collateral is located.


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



SECTION 5.9 ENCUMBRANCES. None of the properties or assets of a Borrower are subject to any lien, encumbrance or security interest except for Permitted Encumbrances.

SECTION 5.10 CONSENTS. No authorization, consent, approval, license, exemption by or filing or registration with any court or governmental department, commission, board (including the Board of Governors of the Federal Reserve System), bureau, agency or instrumentality, domestic or foreign, is or will be necessary for the valid execution, delivery or performance by a Borrower of this Agreement, the Notes or any of the Loan Documents, including without limitation, the Security Documents, other than the filing of financing statements and the Fixed and Floating Charge. Further, each Borrower has all Governmental Approvals necessary for the conduct of such Borrower's business, and the conduct of the Borrower's business is not and has not been in violation of any such Governmental Approval or any applicable federal or state law, rule or regulation.

SECTION 5.11 ERISA. Each Borrower and the members of its Controlled Groups maintain only those Defined Benefit Pension Plans and Defined Contribution Plans listed on EXHIBIT 5.11 attached hereto. No Borrower contributes to any Multiemployer Plans. All such Defined Benefit Pension Plans and Defined Contribution Plans, as of the date hereof, meet the minimum funding standards of ss.302 of ERISA without regard to any funding waiver and no Prohibited Transaction has occurred with respect to any such plan. No Reportable Event has occurred with respect to any such Defined Benefit Pension Plan. No such Defined Benefit Pension Plan sponsored by a Borrower has any amount of "unfunded benefit liabilities" (as such term is defined in ss.4001(a)(18) of ERISA). No liabilities (whether or not such liability is being litigated) have been asserted against a Borrower or any Controlled Group member in connection with any such Defined Benefit Pension Plan by the PBGC or by a trustee appointed pursuant to ss.4042(b) or (c) of ERISA, and no lien has been attached and no person has threatened to attach a lien on any property of a Borrower as a result of any failure to comply with the Code or ERISA with respect to any such Defined Benefit Plan. Except for the Diamond plan listed on EXHIBIT 5.11, each such Defined Benefit Pension Plan and Defined Contribution Plan, as most recently amended, including, without limitation, amendments to any trust agreement, group annuity, or insurance contracts, or other governing instrument, is the subject of a favorable determination letter by the Internal Revenue Service with respect to its qualification under Section 401(a) of the Code or an application for such determination within the applicable remedial amendment period has been filed and such plans (including the Diamond plan listed on EXHIBIT 5.11) comply (A) in operation with the requirements of the Code and ERISA, and (B) in form with those requirements of the Code and ERISA which must be met on the date hereof.

SECTION 5.12 OWNERSHIP. The Borrowers have title to, or valid leasehold interests in, all of their properties and assets, real and personal, including the properties and assets, and leasehold interests reflected on the financial statements referred to in SECTION 5.4 hereof.

SECTION 5.13 SUBSIDIARIES AND OWNERSHIP OF STOCK. EXHIBIT 5.13 is a complete and accurate list of the Borrowers (excluding the Company), and shows (A) the jurisdiction of incorporation or organization of each Borrower, and (B) the ownership of the outstanding stock or other interest of each Borrower (excluding the Company). All of the outstanding capital stock or other interest of each Borrower has been validly issued and is fully paid and nonassessable. No Borrower has any Subsidiaries or Affiliates except for other Borrowers and those Persons shown on EXHIBIT 5.13.

SECTION 5.14 MARGIN STOCK. No Borrower engages in the business of making loans for the purchase of Margin Stock.

SECTION 5.15 ENVIRONMENTAL MATTERS. Each Borrower is in possession of and in material compliance with all required permits and Environmental Laws relating to the discharge or release of liquids, gases or solids into the air, water, and soil. Each Borrower which refines, processes, generates, stores, recycles, transports, disposes of, or releases into the environment any "hazardous substance" as that term is defined under Section 101(14) of CERCLA or any hazardous or toxic substances as those terms are defined by the provisions of any environmental law, treaty, statute, directive or regulation does so in accordance with all applicable Environmental Laws. Except as indicated on
EXHIBIT 5.15 attached hereto, no Borrower has received: (A) notice from any governmental agency that it is a potentially responsible party in any proceeding under CERCLA or any similar state or local environmental statute or regulation, or (B) any notice of violation, citation, complaint, request for information, order, directive, compliance schedule, notice of claim, proceeding or litigation from any party concerning such entity's compliance with any Environmental Law.

SECTION 5.16 DEBT. No Borrower has any debt except the Liabilities, trade payables, capitalized or finance lease obligations and Subordinated Debt.

SECTION 5.17 REGULATION U, ETC. The Loans will not constitute a violation of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System. No part of the proceeds of the Loans will be used for any purposes which violate or are inconsistent with the provisions of any of such regulations.

SECTION 5.18 LICENSES, PERMITS, ETC. Each Borrower is in possession of and operating in compliance with all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders required for the conduct of its business now conducted, and all of them are valid and in full force and effect.

SECTION 5.19 COMPLIANCE WITH LAWS. Each Borrower is in compliance in all material respects with all laws, rules, regulations, and orders of all Federal, state and governmental agencies and courts (domestic and foreign) which are applicable to it, to the conduct of its business, or to the ownership and use of its properties.

SECTION 5.20 LABOR MATTERS. There are no existing, or to the knowledge of Borrowers, threatened, or contemplated, strikes, slowdowns, picketing or work stoppages by any employees against a Borrower, any lockouts by a Borrower of any of its employees or any labor trouble or other occurrence, event or condition of a similar character affecting, or which may materially affect the financial condition or results of operations of a Borrower.

SECTION 5.21 OUTSTANDING JUDGMENTS OR ORDERS. Each Borrower has satisfied all judgments against it and no Borrower is in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court, arbitrator or commission, board bureau, agency or instrumentality, domestic or foreign, pertaining to such Borrower.

SECTION 5.22 NO DEFAULTS ON OTHER AGREEMENTS. No Borrower is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction which is likely to have a Material Adverse Effect. No Borrower is in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument material to its business to which it is a party.

SECTION 5.23 FULL DISCLOSURE. No representation or warranty by the Borrowers in this Agreement and no information in any statement, certificate, schedule or other document furnished or to be furnished to the Bank pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading. Except as disclosed in this Agreement and the Exhibits attached hereto, there is no fact known to any Borrower which it has not disclosed to the Bank in writing which materially adversely affects, or, so far as the Borrowers can now foresee, may materially adversely affect, the business, financial condition or results of operations of any Borrower.


                                    ARTICLE 6

                            COVENANTS OF THE BORROWER

        So long as any amount due the Bank hereunder remains outstanding, or the Bank shall have any obligation to make Loans hereunder, unless the Bank shall otherwise consent in writing, each Borrower agrees that:

SECTION 6.1 USE OF PROCEEDS. The proceeds of the Loans will be used for the purposes set forth in ARTICLE 2 hereof.

SECTION 6.2 FINANCIAL INFORMATION. (A) In addition to the reports which the Borrowers are obligated to deliver or cause to be

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



delivered pursuant to ARTICLE 3 hereof, the Borrowers will furnish to the Bank:
(1) as soon as available, and in any event within ninety (90) days after the close of each fiscal year of the Borrowers, a Consolidated balance sheet and statement of cash flows, operations and retained earnings of the Borrowers for such fiscal year; (2) as soon as available, and in any event within ninety (90) days after the close of each fiscal year of the Borrowers, a Consolidating balance sheet and statement of operations and retained earning of the Borrowers for such fiscal year; (3) as soon as available, and in any event within forty-five (45) days after the end of each of fiscal quarter of the Borrowers, a Consolidated and Consolidating balance sheet and statement of cash flows, operations and retained earnings of the Borrowers for such fiscal quarter; (4) if requested by the Bank, at the same time the annual financial statements are delivered under subsection (A)(1) and (2) above, projections of the Borrowers for such periods as the Bank may request; (5) promptly upon the filing thereof, copies of all documents filed by the Borrowers with the Securities and Exchange Commission; and (6) such other information as the Bank may reasonably require. All data will be prepared according to GAAP. The annual statements delivered in accordance with subsection (A)(1) above will be audited by and be accompanied by the unqualified opinion of an independent certified public accountant selected by the Borrowers but acceptable to the Bank. The annual statements delivered in accordance with subsection (A)(2) above will be prepared and certified by the Borrowers' chief financial officer.

        (B) Each statement and report called for by SECTION 6.2(A)(1) AND (3) will be accompanied by: (1) a certificate executed by the chief financial officer of each of the Borrowers setting forth the calculation of the financial tests contained in SECTIONS 6.18 THROUGH 6.22 hereof; (2) a certificate executed by the president or chief financial officer of each of the Borrowers (a) stating that after reviewing the operations of the Borrowers for such period, to the best of such person's knowledge, no Event of Default or Default has occurred, or
(b) if an Event of Default or Default has occurred, setting forth the details of such Event of Default or Default, stating whether or not the same is continuing and, if continuing, the action that the Borrowers propose to take with respect thereto.

SECTION 6.3 INSURANCE. Each Borrower will maintain insurance with financially sound and reputable insurance companies or associations reasonably satisfactory to the Bank in such amounts and covering such risks as are usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which such Borrower operates or owns such properties. The Borrowers will promptly furnish to the Bank a copy of all such insurance policies that cover the Collateral which, after the occurrence of a Trigger Event, shall insure the interest of the Bank in accordance with a standard Lender's loss payable clause. After the occurrence of a Trigger Event, all insurance policies covering the Collateral will name the Bank as an additional insured and loss payee and contain provisions (A) that, with respect to the Bank, such insurance policies may be canceled only after not less than 30 days notice of intent to cancel provided to the Bank and (B) stating "[t]his policy shall not be invalidated by any act, neglect, breach of warranty, or misrepresentation of the primary insured."

SECTION 6.4 TAXES. Each Borrower will pay all taxes, assessments and charges imposed upon it or its property or that it is required to withhold and pay over when due, except where such taxes, assessments and charges are contested in good faith and where adequate reserves have been set aside.

SECTION 6.5 ENCUMBRANCES. (A) Unless the Bank shall have consented in writing, no Borrower will create, incur, assume or suffer to exist, any mortgage, pledge, judgment, lien or other encumbrance of any kind upon, or any security interest in, any of its property, assets, including, without limitation, patents, trademarks, copyrights or any other general intangible except for (1) liens for taxes not yet delinquent or being contested in good faith and by appropriate proceedings, (2) liens in connection with workmen's or worker's compensation, unemployment insurance or other social security obligations, (3) mechanic's, materialman's, landlord's, carrier's, or other similar liens arising in the ordinary course of business with respect to obligations that are not due, (4) purchase money liens on capital equipment to secure indebtedness not to exceed the lower of cost or fair market value of the capital equipment financed, (5) liens encumbering capital equipment hereafter acquired by any Borrower subject to such lien or conditional sales agreements or equipment leases in the nature of security agreements to secure payment of the purchase price of equipment purchased, leased or otherwise acquired by any Borrower provided that the indebtedness secured thereby and outstanding at the time of such acquisition does not exceed the lower of cost or fair market value of such equipment, (6) deposits securing a Borrower's obligations under any lease of personal property, and (7) liens identified on EXHIBIT 6.5 hereof; PROVIDED THAT the lien of the Bank granted hereunder effective upon the occurrence of a Trigger Event is, upon a Trigger Event, and remains prior to the liens described in clauses (1), (2) and (3).

                  (B) No Borrower will agree with any Person, other than the Bank, to restrict its ability to grant mortgages, pledges, liens, or other encumbrances upon, or security interests in, any of its property or assets.

SECTION 6.6 COMPLIANCE WITH LAWS. Each Borrower will comply with all laws and regulations applicable to it in the operation of its business.

SECTION 6.7 INSPECTIONS AND AUDITS BY BANK. Each Borrower will permit representatives of the Bank to inspect the Borrower's facilities, audit the Collateral and the books and records of such Borrower and to make extracts therefrom from time to time (which shall be during regular business hours provided that there is not then a Default or an Event of Default which is continuing), as may be reasonably requested by the Bank, for purposes of examination, verification, inspection, audit and appraisal thereof. The Borrowers will reimburse the Bank promptly on request for the reasonable costs of conducting such audits, whether done by a third party auditor engaged by the Bank or by the Bank's own employees, PROVIDED THAT prior to the occurrence of an Event of Default, the Borrowers shall only be obligated to reimburse the Bank for the costs of conducting one audit per year. Except after the occurrence of an Event of Default, the Bank shall give the Borrowers at least one Business Day's telephone notice before exercising the rights granted in the preceding sentences of this Section.

SECTION 6.8 REPORTS. The Borrowers will furnish to the Bank:

        (A) as soon as possible after a Borrower becomes aware of the occurrence of any Event of Default or Default, a written statement by the chief executive or chief financial officer of such Borrower setting forth details of such Event of Default or Default, stating whether or not the same is continuing and, if so, the action that the Borrowers propose to take with respect thereto;

        (B) as soon as possible after a Borrower becomes aware of the occurrence of any event of default or default under any subordinated obligations, a written statement by the chief executive or chief financial officer of such Borrower setting forth details of such event of default or default, stating whether or not the same is continuing and, if so, the action that the Borrowers propose to take with respect thereto;

        (C) immediately after receiving notice thereof, notice in writing of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign if an adverse result thereof could have a Material Adverse Effect;

        (D) as soon as practicable after the chief executive or chief financial officer of a Borrower becomes aware of the occurrence of a change in the business, properties or the operations and condition (financial or otherwise) of such Borrower that the officer considers to be materially adverse, a statement by such officer setting forth details of such material adverse change and the action that the Borrowers propose to take with respect thereto; and

        (E) such other information respecting the business, properties, condition and operations (financial or otherwise) of each Borrower as the Bank may at any time and from time to time reasonably request be furnished to it.

SECTION 6.9 ERISA.
            ------

        (A) Each Borrower and all members of its Controlled Group will comply in all material respects with the provisions of ERISA and the Code and the regulations thereunder with respect to any Plan including the timely filing of required annual reports and the payment of PBGC premiums, if any are owed.

        (B) Upon the request of the Bank each Borrower will furnish promptly to the Bank copies of each annual or other report filed with the Secretary of Labor, the Secretary of the Treasury, the PBGC or any other governmental entity, with respect to each Plan maintained by a Borrower or any member of its Controlled Group.

        (C) Each Borrower will cause to be made all contributions required to avoid any accumulated funding deficiency (as defined in Section 412(a) of the Code and the regulations thereunder and Section 302(a) of ERISA), unless waived, with respect to any pension plan (as defined in Section 3(2) of ERISA), other than a Multiemployer Plan, which is subject to Part 3 of Subtitle B of Title I of ERISA or Section 412 of the Code and the regulations thereunder and which is maintained by a Borrower or any member of its Controlled Group.

        (D) As soon as possible (and in any event within five days) after a Borrower has reason to know (1) that any Reportable Event has occurred with respect to any Defined Benefit Pension Plan maintained by a Borrower or any member of its Controlled Group, (2) that any Defined Benefit Pension Plan maintained by a Borrower or any member of its Controlled Group is to be terminated in a "distress termination" (within the meaning of Section 4041(c) of ERISA), (3) that the PBGC has instituted or will institute proceedings under Title IV of ERISA to terminate any Defined Benefit Pension Plan maintained by a Borrower or any member of its Controlled Group, (4) that a Borrower has incurred Withdrawal Liability from a Multiemployer Plan maintained by it or any member of its Controlled Group, or (5) that any Multiemployer Plan to which a Borrower or any member of its Controlled Group has made contributions is in Reorganization, the Borrowers will furnish a statement to the Bank setting forth the details of such Reportable Event, distress termination, termination proceedings, Withdrawal Liability, or Reorganization, and the action that the Borrowers propose to take with respect thereto, together with a copy of any notice of such Reportable Event or distress termination given to the PBGC, or a copy of any notice of termination proceedings, Withdrawal Liability, or Reorganization received by a Borrower or any member of its Controlled Group.

        (E) Each Borrower will furnish to the Bank as soon as possible after receipt thereof a copy of any notice that a Borrower or any member of its Controlled Group receives from the PBGC, the

Internal Revenue Service, the Department of Labor, any other governmental entity or from the sponsor of any Multiemployer Plan that sets forth or propose any action to be taken or adverse determination made by the PBGC, the Internal Revenue Service, the Department of Labor, any other governmental entity or the sponsor of any Multiemployer Plan with respect to any Plan or Multiemployer Plan.

        (F) Each Borrower will promptly notify the Bank of any taxes, penalties, interest charges and other financial obligations that have been assessed or otherwise imposed, or that such Borrower has reason to believe may be assessed or otherwise imposed, against a Borrower or any member of its Controlled Group by the Internal Revenue Service, the PBGC, the Department of Labor or any other governmental entity with respect to any Plan or Multiemployer Plan.

        (G) Each Borrower will promptly notify the Bank of the adoption of any Defined Benefit Plan or any increased obligation to contribute to any Multiemployer Plan by a Borrower or any member of its Controlled Group.

        (H) No Borrower will withdraw, or permit any member of its Controlled Group to withdraw, from any Multiemployer Plan to which any of them now or hereafter contribute. No Borrower will permit (1) with respect to any Employee Benefit Plan, any Prohibited Transaction or Prohibited Transactions under ERISA or the Code and the Treasury regulations thereunder resulting in liability of a Borrower or any member of its Controlled Group in excess of $10,000.00 in the aggregate or (2) with respect to any Defined Benefit Pension Plan, any Reportable Event under ERISA, if upon termination of the Plan or Plans with respect to which one or more such Reportable Events has occurred there is or would be any liability of a Borrower or any members of its Controlled Group to the PBGC in excess of $10,000.00 in the aggregate. In either case, the Borrowers will promptly notify the Bank of any such Prohibited Transaction or Reportable Event.

        (I) No Borrower will fail to make required minimum contributions, or permit any member of its Controlled Group to fail to make required minimum contributions with respect to a Defined Benefit Pension Plan, resulting in a lien (as provided in the Code or Section 302(f) of ERISA) against a Borrower or any member of its Controlled Group.

        (J) No Borrower will permit the adoption of a plan amendment which results in significant underfunding (as defined in Section 307 of ERISA) of a Defined Benefit Pension Plan which requires such Borrower or any member of its Controlled Group to provide security.

        (K) No Borrower will permit any unfunded liabilities of unfunded and uninsured "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) of such Borrower and of any member of its Controlled Group in excess of $10,000.00.

        (L) No Borrower will acquire, or permit the acquisition by any member of its Controlled Group of, any trade or business which has incurred either directly or indirectly any Amount of Unfunded Benefit Liabilities in excess of $100,000 under any Defined Benefit Pension Plan.

        (M) No Borrower will participate in any violations of the "continuation coverage requirements" of "group health plans" of Section 4980B of the Code and the regulations thereunder and Part 6 of Subtitle B of Title I of ERISA with respect to any Employee Benefit Plan of a Borrower or of any member of its Controlled Group to which such continuation coverage requirements apply which results in a liability of $10,000.00 in the aggregate.

SECTION 6.10 ENVIRONMENTAL MATTERS.

        (A) Each Borrower will obtain and comply with all required permits, licenses, registrations, and approvals relating to the discharge or release of liquids, gases or solids to the environment. To the extent that such are applicable to the operation of its business, each Borrower will comply with all laws, rules, regulations and governmental orders and directives relating to the generation, treatment, storage, transportation, disposal and release into the environment and cleanup of any "hazardous substance" as that term is defined under Section 101(14) of CERCLA, or any hazardous or toxic substances as defined by the provisions of any other Environmental Law at all premises owned or operated by such Borrower.

        (B) Each Borrower will promptly notify the Bank in writing of the receipt by it of (1) any notice from any governmental agency that it is a potentially responsible party in any proceeding under CERCLA or any other similar Environmental Law, (2) any notice of any claim, proceeding, litigation, order, directive, citation, or request for information concerning its compliance with the Environmental Laws, (3) notice of any alleged violation of the Environmental Laws, or (4) any information concerning any potentially adverse environmental condition on, above, or beneath its premises, including but not limited to any spilling, leaking, discharge, release, or threat of release of any hazardous or toxic waste or substance.

        (C) The Borrowers shall comply with any notice or directive from the DEP or any other governmental authority, whether international, national, state, federal, or local, regarding the removal or discharge of any hazardous substance on any of its properties within sixty (60) days from the date of such notice or directive (or within such shorter period contained therein) unless the same is being contested by Borrower in good faith and, upon request of Bank shall provide a bond or title insurance endorsement reasonably satisfactory to the Bank insuring the Bank's continued lien on the Collateral affected by such notice or directive.

        (D) Each Borrower hereby, jointly and severally, indemnifies and agrees to defend and hold harmless the Bank, its parent corporation, subsidiaries, successors, assigns, officers, directors, shareholders, employees, agents and counsel from and against any and all claims, actions, causes of action, liabilities, penalties, fines, damages, judgments, losses, suits, expenses, legal or administrative proceedings, interest, costs and expenses (including court costs and reasonable attorneys', consultants' and experts' fees) arising out of or in any way relating to (1) the presence of any substance which is or becomes regulated under any Environmental Law whether now or hereafter enacted, on, about, beneath or arising from any property used or occupied by a Borrower;
(2) the failure of a Borrower to comply with any Environmental Law; (3) a Borrower's breach of any of the representations and warranties or covenants contained in SECTION 5.15 hereof or this SECTION 6.10; (4) any notice of violation, citation, complaint, request for information, order, directive, compliance schedule, notice of claim, consent decree, action, litigation or proceeding brought or instituted by any governmental authority or any third party under or in connection with any Environmental Law or based on the presence of any substances described in (1) above; and (5) the imposition or recording of a lien against any property of or occupied by a Borrower pursuant to any Environmental Law, unless due solely to the willful misconduct of the Bank. IT IS INTENDED THAT THE INDEMNITY PROVIDED IN THIS SECTION SHALL SURVIVE THE REPAYMENT OF THE LIABILITIES.

SECTION 6.11 NATURE OF BUSINESS. No Borrower will make any material change in the nature of its business as conducted at the date of this Agreement.

SECTION 6.12 REGULATION U. No Borrower will: (A) use the proceeds of the Loan to purchase or carry any Margin Stock; (B) engage in the business of making loans for the purchase of Margin Stock; or (C) purchase or carry Margin Stock.

SECTION 6.13 DISPOSAL OF ASSETS. Except for sales of inventory in the ordinary course of business and disposal of Equipment which in the reasonable business judgment of the Borrowers is obsolete (provided that the Borrowers shall give the Bank notice any disposal of obsolete Equipment with a value individually or in the aggregate in excess of $200,000.00 within thirty (30) days of such disposal), no Borrower will dispose of assets.

SECTION 6.14 GUARANTEES AND OTHER CONTINGENT LIABILITIES. No Borrower will become liable on the obligation of anyone except by endorsement of negotiable instruments for deposit or collection in the usual course of business and the guarantees by a Borrower of the debt of another Borrower (subject with respect to Pamarco Europe to the limitations contained in SECTION 6.31 hereof) provided such debt is otherwise permitted hereunder.

SECTION 6.15 MAINTENANCE OF PROPERTY. Each Borrower will maintain all of its property and assets in good condition and repair and keep any patents, trademarks, copyrights, licenses, and permits it may have in full force and effect.

SECTION 6.16 MERGER; CORPORATE STRUCTURE; SUBSIDIARIES. No Borrower will enter into any merger or consolidation or change its corporate structure or the nature or character of its stock, except

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



that a Borrower may merge into another Borrower excluding mergers by any Borrower into Pamarco Europe. No Borrower shall acquire all or a substantial portion of the assets of any other Person, excluding a Permitted Acquisition; and no Borrower shall create any new Subsidiaries, PROVIDED HOWEVER THAT, a Borrower may create or acquire a Subsidiary so long as such Subsidiary becomes a Borrower hereunder by execution of a joinder agreement satisfactory in form and substance to the Bank and delivers to the Bank Security Documents with respect to all of its assets which Security Documents will be held in escrow by the Bank in accordance with ARTICLE 3 hereof prior to the occurrence of a Trigger Event.

SECTION 6.17 TRANSACTIONS WITH AFFILIATES. No Borrower will enter into any transaction with any officer, director or shareholder of any Borrower or any Subsidiary or Affiliate of any Borrower (excluding any other Borrower) for less than full value or on terms or conditions not less favorable than could be obtained in an arm's length transaction with a third party, excluding the existing consulting agreement dated July 25, 1994 between the Company and Bradford Ventures Ltd. and the consulting agreement dated January 23, 1995 between Dauphin and Bradford Ventures Ltd., provided that such agreements may not be amended, extended, supplemented or modified without the prior written consent of the Bank (which shall not be unreasonably withheld or delayed).

SECTION 6.18 CURRENT RATIO. The Borrowers will not permit the Current Ratio to be less than 1.25:1.00 as of the end of any fiscal year.

SECTION 6.19 LEVERAGE RATIO. The Borrowers will not permit the Leverage Ratio to exceed 2.0:1.0 as of the end of any fiscal year.

SECTION 6.20 CASH FLOW COVERAGE RATIO. The Borrowers will not permit the Cash Flow Coverage Ratio to be less than 1.3:1.0 as of the end of any fiscal quarter commencing with the fiscal quarter ending March 31, 1998.

SECTION 6.21 TANGIBLE NET WORTH. The Borrowers will not permit Tangible Net Worth as of the end of any fiscal year to be less than the Tangible Net Worth as of the end of the preceding fiscal year plus 25% of Net Income of the Borrowers on a Consolidated basis earned in the fiscal year being measured.

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



SECTION 6.22 CAPITAL EXPENDITURES. The Borrowers' Capital Expenditures shall not exceed $6,800,000.00 in the fiscal year ending December 31, 1997; and $5,200,000.00 for each fiscal year thereafter. Capital Expenditures for newly acquired or formed Borrowers will be subject to the Bank's prior review. The foregoing Capital Expenditure limitations shall be increased by an amount equal to the Capital Expenditures set forth in the projections delivered in accordance with SECTION 4.4(A) hereof in connection with a Permitted Acquisition, subject to the Bank's approval of such projected Capital Expenditures, which approval will not unreasonably be withheld.

SECTION 6.23 DIVIDENDS AND DISTRIBUTIONS. No Borrower shall make or declare any distribution. No Borrower shall make a payment on or declare any dividend in any quarter in excess of the lesser of (A) five cents (5(cent)) per share, or (B) 25% of such Borrower's Net Income for such quarter PROVIDED HOWEVER THAT no such dividend may be paid if a Default or Event of Default has occurred and is continuing upon declaration or payment of such dividend or would result therefrom.

SECTION 6.24 OTHER DEBT. No Borrower will incur or otherwise permit to exist any obligation for the payment of borrowed money, whether as borrower or guarantor, except (A) debt owed to the Bank in connection herewith, (B) purchase money indebtedness or indebtedness under capitalized or finance leases, (C) debt owed to another Borrower (subject with respect to Pamarco Europe to the limitations contained in SECTION 6.31 hereof), and (D) the Subordinated Debt provided that the Subordinated Debt remains fully subordinated to the obligations of the Borrowers to the Bank. The Borrowers agree not to pay the Subordinated Debt, interest thereon or any other amount with respect thereto except with the Bank's prior written consent.

SECTION 6.25 LICENSES, PERMITS. Each Borrower will maintain the validity, force and effect of, and operate in compliance with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders required for the conduct of its businesses.

SECTION 6.26 LOANS AND INVESTMENTS. No Borrower shall make any loan or investment except for investments in (A) Cash Equivalents,

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



(B) loans or investments existing on the date hereof and set forth on the financial statements delivered in connection with SECTION 5.4 hereof, (C) loans to and investments in another Borrower (subject with respect to Pamarco Europe to the limitations contained in SECTION 6.31 hereof), and (D) Permitted Acquisitions.

SECTION 6.27 CHANGE OF CONTROL. No Person shall have the power directly or indirectly to elect a majority of the directors on the Company's board of directors.

SECTION 6.28 RICO. No Borrower shall engage in any conduct or take or fail to take any action which will or would violate RICO.

SECTION 6.29 PRIMARY OPERATING ACCOUNTS. The Borrowers (excluding Dauphin and Pamarco Europe) shall maintain all of their primary operating accounts with the Bank.

SECTION 6.30 INTEREST RATE PROTECTION CONTRACTS. The Borrowers shall maintain
(A) Interest Rate Protection Contracts with the Bank and/or (B) Loans with an Interest Period equal to or in excess of one year in an amount equal to 25% of the aggregate principal amount of all Prime Rate Loans and LIBOR Loans having a term of less than one year. The Borrowers will promptly furnish to the Bank a copy of all such Interest Rate Protection Contracts.

SECTION 6.31 SPECIAL LIMITATIONS WITH RESPECT TO PAMARCO EUROPE. Notwithstanding anything to the contrary contained herein, the Dollar equivalent of the Loans advanced directly or indirectly to Pamarco Europe plus the principal amount of any loans to, investments in or guarantees of the debt of Pamarco Europe by any other Borrower shall not at any time exceed $12,000,000.00.

SECTION 6.32 FURTHER ASSURANCES. (A) From time to time the Borrowers will execute and deliver to the Bank such additional instruments as the Bank may reasonably request to effectuate the purposes of this Agreement and to assure to the Bank upon the occurrence of a Trigger Event, a first priority security interest in the Collateral. Each Borrower hereby irrevocably appoints the Bank as such Borrower's attorney-in-fact to take any action the Bank reasonably deems necessary to perfect after the occurrence of a Trigger Event, or maintain perfection of any security interest granted to the Bank herein or in connection herewith, including the

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



execution of any document on such Borrower's behalf, which power of attorney is coupled with an interest and irrevocable until all of the Liabilities are paid in full.

        (B) The Borrowers will notify the Bank prior to any change in the location of the chief place of business or chief executive office of any Borrower, any change in the place where any Borrower keeps its Equipment and/or Inventory or its Books and Records, the establishment of any new or the discontinuance of any existing place of business, and the establishment of any new or the discontinuance of any location where Inventory, Equipment or Books and Records are kept. Prior to any such change in location, the Borrowers shall deliver to Lender financing statements under the Uniform Commercial Code or a Fixed and Floating Charge covering such new location to be held by the Bank in accordance with Section 3.1 hereof.

SECTION 6.33 ACQUISITIONS. No Borrower shall make any acquisition except for Permitted Acquisitions.

SECTION 6.34 INDEMNIFICATION. Each Borrower jointly and severally hereby indemnifies and agrees to protect, defend, and hold harmless the Bank and all of its directors, officers, employees, agents, attorneys and shareholders from and against any and all losses, damages, expenses or liabilities of any kind or nature and from any suits, claims, or demands, including all reasonable counsel fees incurred in investigating, evaluating, or defending such claims, suffered by any of them and caused by, relating to, arising out of, resulting from, or in any way connected with this Agreement, the Notes, any other Loan Document and any transaction contemplated herein or therein including, but not limited to, claims based upon any act or omission by the Bank in connection with this Agreement, the Notes or any Loan Document and any transaction contemplated herein or therein to the extent not caused by the gross negligence, bad faith or willful misconduct of the Bank, its directors, officers, employees, agents or attorneys. If any Borrower shall have knowledge of any claim or liability hereby indemnified against, it shall promptly give written notice to the Bank. THIS COVENANT SHALL SURVIVE THE PAYMENT OF THE INDEBTEDNESS CREATED BY THIS AGREEMENT, THE NOTES OR THE LOAN DOCUMENTS.


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



                                    ARTICLE 7

                                    DEFAULTS

SECTION 7.1 EVENTS OF DEFAULT. Each of the following shall be an event of default ("Event of Default"):

        (A) if the Borrowers shall fail to pay any principal of the Loans or reimburse any Letter of Credit Liability as and when due;

        (B) if the Borrowers shall fail to pay any interest on the Loans, any Fee, or any other amount owing hereunder, under the Notes or the Loan Documents or any of the Liabilities as and when due; PROVIDED THAT the Borrowers shall have five days to cure such default in the event Borrower has not used such five day cure period more than two times in the preceding twelve month period;

        (C) if any representation or warranty made in this Agreement, or in any certificate, agreement, instrument, statement or report contemplated hereby or made or delivered pursuant hereto or in connection herewith shall prove to have been incorrect or misleading in any material respect;

        (D) if any Borrower shall fail to pay any Credit Obligation owing by it, or any interest or premium thereon, when due or within any applicable grace period, whether such Credit Obligation shall become due by scheduled maturity, by required prepayment, by acceleration, by demand or otherwise, or shall fail to perform any term, covenant or agreement on its part to be performed under any agreement or instrument evidencing or securing or relating to any such Credit Obligation when required to be performed or within any applicable grace period, if the effect of such failure is to accelerate, or to permit the holder or holders of such Credit Obligation to accelerate, the maturity of such Credit Obligation, whether or not such failure to perform shall be waived by the holder or holders of such Credit Obligation, unless such waiver has the effect of terminating the right of such holder or holders to accelerate the maturity of such Credit Obligation as a result of such failure;

        (E) if any Borrower or any Subsidiary is adjudicated a bankrupt or insolvent or the equivalent under any law or admits in

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



writing its inability to pay its debts as they mature or, or makes an assignment for the benefit of its creditors; or if any Borrower or any Subsidiary shall apply for or consent to the appointment of any receiver, trustee, or similar officer or the equivalent under any law for such applicant or for all or any substantial part of its property; or such receiver, trustee or similar officer or the equivalent under any law shall be appointed without the application or consent of such party and shall continue undischarged for a period of 60 days; or if any Borrower or any Subsidiary shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or if any such proceeding shall be instituted (by petition, application or otherwise) against any Borrower or any Subsidiary and an order for relief or similar remedy shall be entered in such proceeding or such proceeding shall remain undismissed for a period of 60 days; or, a meeting of shareholders or creditors is convened for a Borrower's winding up or a Borrower enters into a composition or arrangement in respect of its debts or a meeting is convened for the considering of a resolution for (or to petition for) its winding up or administration or any such resolution is passed or an order is made for its winding up or administration;

        (F) if any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against any substantial portion of the properties of any Borrower or any Subsidiary and such judgment, writ, or similar process shall not be released, vacated or fully bonded within 60 days after its issue or levy;

        (G) if (1) any Reportable Event, or any failure of compliance required by SECTION 6.9 hereof, that the Bank reasonably determines in good faith creates a reasonable possibility of the termination of any Defined Benefit Pension Plan of Borrower or of the appointment by the appropriate United States district court of a trustee to administer any such plan, shall have occurred and be continuing 60 days, or (2) any such plan shall be terminated, or (3) the plan administrator of any such plan shall file with the PBGC a notice of intention to terminate such Defined Benefit Pension Plan, or (4) the PBGC shall institute proceedings to terminate any such Defined Benefit Pension Plan or to appoint a

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



trustee to administer any such Defined Benefit Pension Plan and such proceedings shall remain undismissed or unstayed for 60 days and if, in any of the cases described in the foregoing clauses (1) through (4), the Bank further reasonably determines that the amount of the unfunded guaranteed benefits (within the meaning of Title IV OF ERISA) resulting upon termination of such Defined Benefit Pension Plan would have a Material Adverse Effect;

        (H) if any Borrower shall fail to perform or observe when due any term, covenant or agreement contained in SECTIONS 3.3, 3.4, 6.2 - 6.5(A), 6.10, OR 6.25, on its part to be performed or observed and such failure continues for thirty (30) days from the earlier of (1) notice from the Bank of such failure, or (2) a Borrower becoming aware of such failure;

        (I) if any Borrower shall fail to perform or observe when due any term, covenant or agreement contained in this Agreement (excluding any terms, covenants or agreements referred to in other subsections of this SECTION 7.1), on its part to be performed or observed;

        (J) if there occurs any "event of default" (as defined therein) under the Notes or any of the other Loan Documents; or

        (K) if any Borrower shall incur a loss as a result of damage, destruction or other loss of assets and the aggregate amount of such loss, after the recovery of any applicable insurance proceeds thereon, shall be greater than $500,000.00 in the aggregate during any fiscal year.

SECTION 7.2 TERMINATION OF THE COMMITMENT; ACCELERATION. If any Event of Default other than those described in SECTION 7.1(E) hereof shall occur and be continuing, then upon notice by the Bank to the Borrower, and if any Event of Default described in SECTION 7.1(E) shall occur, then automatically, (A) the obligation of the Bank to make Revolving Credit Advances and Equipment Line Advances hereunder shall terminate, (B) the Bank shall not have any further obligation to issue Letters of Credit, (C) the entire unpaid principal amount of the Loans, all interest accrued and unpaid thereon and all other amounts payable hereunder shall become immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly

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



waived by the Borrowers, and (D) the Borrowers shall pledge cash collateral and deposit in the Letter of Credit Cash Collateral Account an amount equal to the amount of any Letter of Credit Liability.

SECTION 7.3 REMEDIES. (A) Upon the occurrence and during the continuance of an Event of Default, the Bank shall have the right, in addition to all other rights and remedies available to it, without notice to the Borrowers, to apply towards and set-off against the then unpaid balance of the Loans and the other Liabilities any items or funds held by the Bank or its Subsidiaries or Affiliates, any and all deposits (whether special or general, time or demand, matured or unmatured, fixed or contingent, liquidated or unliquidated) for the Borrowers' own account with the Bank or its Subsidiaries or Affiliates, and any other indebtedness at any time held or owing by the Bank or its Subsidiaries and Affiliates to or for the credit or account of the Borrowers. For such purpose, the Bank shall have, and the Borrowers hereby grant to the Bank, a first lien on all such deposits. The Bank is hereby authorized to charge any such account or indebtedness for any and all of the Liabilities due to the Bank. Such right of set-off shall exist whether or not the Bank shall have made any demand under this Agreement or any other Loan Document and whether or not the Liabilities are matured or unmatured. The Borrowers hereby confirm the Bank's lien on such accounts and rights of set-off, and nothing in this Agreement shall be deemed a waiver or prohibition of such lien or right of set-off. In the event that the Bank exercises such rights, prior to applying any such amount against amounts due from the Borrowers in connection with other transactions outside of this Agreement, it will apply the proceeds to the payment of the Liabilities hereunder.

        (B) Upon the occurrence and during the continuance of any one or more Events of Default, the Bank may proceed to protect and enforce its rights under this Agreement and the other Loan Documents by exercising such remedies as are available to the Bank in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any provision contained in this Agreement or any of the other Loan Documents or in aid of the exercise of any power granted in this Agreement or the other Loan Documents.

        (C) After the occurrence of a Trigger Event, upon the occurrence and during the continuance of any one or more Events of Default, the Bank shall have the right to exercise any and all of the remedies of a secured party under the Uniform Commercial Code, including the right to require the Borrowers to assemble the Collateral and make it available to the Bank at a place reasonably convenient to the parties.

        (D) After the occurrence of a Trigger Event, upon the occurrence and during the continuance of any one or more Events of Default, the Bank may, upon ten (10) calendar days prior written notice to the Borrowers, which the Borrowers hereby acknowledge to be sufficient, commercially reasonable and proper, sell, lease or otherwise dispose of any or all of the Collateral at any time and from time to time at public or private sale, with or without advertisement thereof and apply the proceeds of any such sale first to the Bank's expenses in preparing the Collateral for sale (including reasonable attorneys' fees) and second to the complete satisfaction of the Liabilities. The Borrowers waive the benefit of any marshalling doctrine with respect to the Bank's exercise of its rights hereunder.

        (E) Upon the occurrence and during the continuance of any one or more Events of Default, the Bank, in addition to all the other rights and remedies herein contained or contained in any of the Loan Documents, shall be entitled to exercise any and all rights available to it in law or equity.


                                    ARTICLE 8

                              ADDITIONAL PROVISIONS

SECTION 8.1 NO WAIVER; CUMULATIVE REMEDIES. No failure or delay on the part of the Bank in exercising any right, power, or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy hereunder. No waiver of any provision hereof shall be effective unless the same shall be in writing and signed by the Bank. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

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



SECTION 8.2 NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be given to each party hereto at its address specified below or at such other address as shall be designated by such party in a notice to each other party complying with the terms of this
SECTION 8.2:

If to the Borrowers:

        Pamarco Technologies, Inc.
        Murray Hill Office Center
        571 Central Avenue, Suite 119
        New Providence, NJ  07974
        Attention:  Larry Handeli, CFO
        Phone No.: (908) 665-8500
        Fax No.:   (908) 665-8501

If to the Bank:

        CoreStates Bank, N.A.
        120 Albany Street Plaza
        New Brunswick, NJ 08903
        Attention: Kurt J. Fuoti and/or Richard Banning
        Phone No.:  (732) 435-6914 or (732) 435-6907
        Fax No.:    (732) 435-6928

All notices, requests, demands and other communications provided for hereunder shall be effective (A) if given by mail, when deposited in the mails, with first class postage prepaid, addressed as aforesaid, and (B) if given by any other means (including telecopy), when delivered or received at the aforesaid addresses. Any notice provided by facsimile copy, including notices of borrowings under SECTION 2.2, 2.4 OR 2.8, must also be provided in writing.

SECTION 8.3 COSTS AND EXPENSES. The Borrowers agree to pay on demand (A) all reasonable costs and expenses of the Bank in connection with the preparation, printing, execution and delivery of this Agreement, the other Loan Documents and the other instruments and documents to be delivered hereunder; (B) all the reasonable fees and expenses of Bank's counsel incurred in representing the Bank in this transaction and all appraisal and other fees incurred in connection with this transaction, and (C)

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



all reasonable fees, costs and expenses, if any, of the Bank in connection with the administration and enforcement of any Loan Document and the Bank's right to take possession of the Collateral and the proceeds thereof and to hold, collect, prepare for sale, render in compliance with all laws, including without limitation, Environmental Laws, sell and dispose of the Collateral (including the reasonable fees and out-of-pocket expenses of counsel with respect thereto). Any and all amounts owing under this SECTION 8.3 shall be added to the principal of the Loans, earn interest at the Interest Rate then applicable hereunder and be secured, to the extent permitted by law, by the Collateral.

SECTION 8.4 GOVERNING LAW. This Agreement and the other Loan Documents shall be governed in all respects by the law of the State of New Jersey, the jurisdiction in which the Loan Documents have been executed and delivered, and for all purposes shall be construed in accordance with such law.

SECTION 8.5 SURVIVAL OF AGREEMENTS AND REPRESENTATIONS; JURY WAIVER; CONSENT TO JURISDICTION. Except as otherwise set forth herein or in any other Loan Document, all agreements, representations and warranties made herein shall survive the delivery of this Agreement and the Notes until the Liabilities are paid in full. Any and all judicial proceedings brought by the Bank against the Borrowers with respect to this Agreement may be brought in: (A) any court of competent jurisdiction in the State of New Jersey and (B) any Federal district court having subject matter jurisdiction and being located in the State of New Jersey. AFTER CONSULTATION WITH COUNSEL, AND WITH KNOWLEDGE OF THE CONSEQUENCES, THE BORROWERS AND THE BANK HEREBY WAIVE ALL RIGHTS TO DEMAND A JURY TRIAL AND AGREE THAT ALL SUITS WILL BE HEARD BY JUDGE ONLY. Each Borrower hereby accepts, for itself and its properties, the non-exclusive jurisdiction of the aforesaid courts and agrees to be bound by any judgments rendered by such courts in connection with this Agreement. The Borrowers will not move to transfer any such proceeding to any different court. Any such process may be mailed by registered or certified mail to the Borrowers at the address referred to in Section 8.2 hereof. Each Borrower agrees that service by mail will constitute sufficient notice. Service will be considered complete upon deposit in the mails. Nothing herein limits the right of the Bank to bring proceedings against the Borrowers in the courts of any other jurisdiction.

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



SECTION 8.6 HEADINGS. Article and Section headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

SECTION 8.7 AMENDMENTS. Any of the provisions of this Agreement may be waived, modified or amended only by written agreement or agreements entered into by the Borrowers and the Bank, except that no such waiver, modification, or amendment shall extend to or affect any obligation not expressly waived, modified, or amended, or impair any right of the Bank related to such obligation.

SECTION 8.8 USURY. Nothing herein contained or in any other Loan Document, nor any transaction related hereto or thereto, shall be construed or shall so operate either presently or prospectively to require the Borrowers (A) to pay interest at a rate greater than is now lawful in such case to contract for, but shall require payment of interest only to the extent of such lawful rate, or (B) to make any payment or do any act contrary to law, but if any provision herein or therein contained shall otherwise so operate to invalidate this Agreement, the Notes, or any other Loan Document, in whole or in part, then such provision only shall be held for naught as though not herein or therein contained and the remainder of this Agreement, the Notes, and the other Loan Documents shall remain operative and in full force and effect. Any interest paid in excess of the lawful rate shall be refunded to the Borrowers. Such refund shall be made by application of the excessive amount of interest paid against any sums outstanding under this Agreement and shall be applied in such order as the Bank may determine. If the excessive amount of interest paid exceeds the sums outstanding hereunder, the portion exceeding the said sums outstanding shall be refunded in cash by the Bank. Any such crediting or refund shall not cure or waive any Default or Event of Default by the Borrowers hereunder or under the Notes or any other Loan Document. The Borrowers agree, however, that in determining whether or not any interest payable exceeds the highest rate permitted by law, any non-principal payment (except payments specifically stated in this Agreement to be "interest") shall be deemed, to the extent permitted by law, to be an expense, fee, premium, or penalty rather than interest.

SECTION 8.9 ASSIGNMENTS; PARTICIPATIONS.

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



        (A) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Bank, all future holders of the Notes, and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights hereunder or interests herein without the prior written consent of the Bank and the Bank may not assign or transfer (but may sell participation interests in) any of its rights hereunder or interests herein without the prior written consent of the Company except as set forth in 8.9(D) below, and any purported assignment without such consent shall be void, PROVIDED FURTHER THAT, any assignment shall be in the minimum amount of $5,000,000.00, and in connection with any assignment, the institutions party to such assignment shall pay CoreStates Bank, N.A. $3,000, as an processing and recording fee.

        (B) PARTICIPATIONS. The Bank may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell participations to one or more commercial banks or other Persons (each a "PARTICIPANT") in all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Revolving Credit commitment and the Loans owing to it and any Note held by it); PROVIDED, that

                  (1) the Bank's obligations under this Agreement and the other Loan Documents shall remain unchanged,

                  (2) the Bank shall remain solely responsible to the Borrowers hereto for the performance of such obligations,

                  (3) the Borrowers shall continue to deal solely and directly with the Bank in connection with the Bank's rights and obligations under this Agreement and each of the other Loan Documents,

                  (4) such Participant shall not be a competitor of any Borrower, and

                  (5) the agreement executed by the Bank in favor of the participant shall not give the participant the right to require the Bank to take or omit to take any action hereunder except action directly relating to (a) the extension of a payment date with

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



respect to any portion of the principal of or interest on any amount outstanding hereunder allocated to such participant, (b) increases in the amount of such Participant's obligations, or (c) the reduction of the rate of interest payable on such amount or any amount of fees payable hereunder to a rate or amount, as the case may be, below that which the participant is entitled to receive under its agreement with the Bank.

        (C) FINANCIAL AND OTHER INFORMATION. Each Borrower authorizes the Bank to disclose to any Participant and any prospective transferee any and all financial and other information in such Person's possession concerning such Borrower and its Affiliates which has been or may be delivered to such Person by or on behalf of such Borrower in connection with this Agreement or any other Loan Document or such Person's credit evaluation of such Borrower and its Affiliates; provided that the Bank shall notify such Borrower of the identity of the transferee and shall obtain a commercially reasonable confidentiality letter (a copy of which shall be provided to the Borrowers) with respect to the disclosure of such information, in accordance with applicable law.

        (D) ASSIGNMENTS TO FEDERAL RESERVE BANK. The Bank may at any time assign all or any portion of its rights under this Agreement, including without limitation any Loans owing to it, and any Note held by it to a Federal Reserve Bank. No such assignment shall relieve the Bank from its obligations hereunder.


SECTION 8.10 TERMINATION STATEMENTS, ETC. The Bank agrees to deliver promptly any and all UCC-3 termination statements and other documents that the Borrowers shall reasonably request after all of the Liabilities have been paid in full. The Borrowers shall be responsible for the costs of preparing and filing such statements.

SECTION 8.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

SECTION 8.12 SET-OFF. The Bank shall have a right of set-off against, a lien upon and security interest in all property of the Borrowers now or at any time in the possession of the Bank in any

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



capacity whatever, including but not limited to the Borrowers' interest in any deposit account, as security for the obligations of the Borrowers under the Loan Documents.

SECTION 8.13 BORROWERS' OBLIGATIONS. (A) All obligations of the Borrowers hereunder and under the other Loan Documents are joint and several, subject with respect to Pamarco Europe to the limitations contained in SECTION 2.29 hereof.

        (B) The Borrowers are interdependent for their operational and financial needs, and they and the Bank intend that each Borrower be jointly and severally liable for each monetary obligation, warranty and covenant obligation arising under this Agreement. The delivery of funds to any Borrower under this Agreement shall constitute valuable consideration and reasonably equivalent value to all Borrowers for the purpose of binding them and their assets on a joint and several basis for the Liabilities hereunder. The Bank may enforce this Agreement against any Borrower without first making demand upon or instituting collection proceedings against any other Borrower.

        (C) The unconditional liability of each Borrower for the entire Liabilities shall not be impaired by any event whatsoever, including, but not limited to, the merger, consolidation, dissolution, cessation of business or liquidation of any Borrower; the financial decline or bankruptcy of any Borrower; the failure of any other party to guarantee the Liabilities or to provide collateral therefor; the Bank's compromise or settlement with or without release of any Borrower; the Bank's release of any Collateral, with or without notice to the Borrowers; the Bank's failure to file suit against any Borrower (regardless of whether such Borrower is becoming insolvent, is believed to be about to leave the state or jurisdiction or any other circumstance); the Bank's failure to give any Borrower notice of default; the unenforceability of the Liabilities against any Borrower due to bankruptcy discharge, counterclaim or for any other reason; the Bank's acceleration of the Liabilities at any time; the extension, modification or renewal of the Liabilities or any Loan Document; the Bank's failure to undertake or exercise diligence in collection efforts against any party or property; the termination of any relationship of any Borrower with any other Borrower, including, but not limited to, any relationship of commerce or ownership; any

Borrower's change of name or use of any name other than the name used to identify such Borrower in this Agreement; or any Borrower's use of the credit extended for any purpose whatsoever.

        (D) The Borrowers' respective rights of contribution, reimbursement, subrogation and any other rights among themselves are not impaired by this Agreement, except that each Borrower agrees not to seek payment directly or indirectly from another Borrower through a claim of indemnity, contribution, or otherwise with respect to the Liabilities, until the Liabilities have been repaid in full and the obligation of the Bank to make Revolving Credit Advances and/or Equipment Line Advances have terminated.

        (E) In any action or proceeding involving any state corporate law or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations hereunder of any Borrower (excluding the Company and its successors and assigns) would otherwise be held or be determined to be void, invalid or unenforceable on account of the amount of the Liabilities, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Borrower, the Bank or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable and not subordinated to the claims of other creditors determined in such action or proceeding.

SECTION 8.14 RESTATEMENT. This Agreement amends and restates the Amended and Restated Loan and Security Agreement dated January 10, 1997 as amended by the First Amendment and the Second Amendment each among the Borrowers and the Bank. This Agreement does not constitute a novation.

SECTION 8.15 ENTIRE AGREEMENT. This Agreement, the Exhibits attached hereto, and the other Loan Documents constitute the entire understanding among the parties with respect to the subject matter hereof and supersede any and all contemporaneous and prior agreements between the parties hereto with respect to the subject matter hereof and thereof.


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



        IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

PAMARCO TECHNOLOGIES, INC.                 PAMARCO, INC.


By:                                        By:
   --------------------------                 --------------------------------
Title:                                     Title:
      -----------------------                     ----------------------------

ARMOTEK INDUSTRIES, INC.                   PAMARCO EUROPE LTD.


By:                                        By:
   --------------------------                 --------------------------------
Title:                                     Title:
      -----------------------                     ----------------------------


DAUPHIN GRAPHIC MACHINES, INC.             DIAMOND HOLDING CORPORATION

By:                                        By:
   --------------------------                 --------------------------------
Title:                                     Title:
      -----------------------                     ----------------------------


CORESTATES BANK, N.A.


By:
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Title:
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